                               LIGHTED FOOTWEAR DESIGN,
                         DEVELOPMENT, AND SOURCING AGREEMENT


    This LIGHTED FOOTWEAR DESIGN, DEVELOPMENT, AND SOURCING AGREEMENT ("Agreement") is made and entered into this 7th day of March, 1997, between BBC International, Ltd., a New York corporation having an office at 19 West 34th Street, New York, NY 10001 (hereinafter "BBC"), and L.A. Gear, Inc., a California corporation, having an office at 2850 Ocean Park Boulevard, Santa Monica, CA 90405 (hereinafter "LAG").

    WHEREAS, BBC has in the past designed, developed and acted as a buying agent for LAG with respect to certain children's lighted footwear marketed and distributed by LAG.

    NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth and for other valuable and sufficient consideration extended by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. INCORPORATION OF WHEREAS CLAUSES. The Whereas clauses are incorporated in the text of this Agreement.

    2.   SCOPE OF SERVICES.

         (a) LAG grants to BBC the exclusive right (i) to design and develop all children's lighted footwear marketed and distributed by LAG, including any and all sizes, genders, types and constructions thereof (collectively, the "Product") to be shipped to LAG or its customers during the Term (as defined below); and (ii) subject to the provisions set forth in Section 4 below, to source (i.e., arrange for the manufacture, inspection, packaging, shipment and delivery of) all Product; PROVIDED, HOWEVER, that during the pendency of the litigation entitled L.A. GEAR, INC., etc. v. ORLAFORD LIMITED, etc., et al., Case No. 26-776726B (CWx), United States District Court for the Central District of California, and/or ORLAFORD, etc., et al. v. L.A. GEAR, etc., et al., Civil Action No. 96C-973-5, United States District Court for the Western District of Wisconsin (collectively, the "Rodgers Litigation"), BBC shall not source Product utilizing (i) the apparatus disclosed and claimed in United States Patent No.4,848,009 in the name of Nicholas A. Rodgers and Canadian Patent No. 1,253,832 in the name of Nicholas A. Rodgers (the "Rodgers Patents") or (ii) any footwear which was found to have infringed the Rodgers Patents in a judgment in ORLAFORD LIMITED, et al. v. K-MART CORPORATION et al., Civil Action No. 96-C0058-S, United States District Court for the Western District of Wisconsin (collectively, "Excluded Product"). With respect to any and all Product which is not to be sourced by BBC (including, without limitation any and all Excluded Product), BBC shall (i) instruct all of its agents and affiliates, and all factories manufacturing such Product (including, without limitation, any and all Excluded Product) and any and all


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agents therefor (including, without limitation, Continents (Taiwan) and Saihon
(Hong Kong)) and all suppliers or vendors of lighting components utilized in such Product (including, without limitation, any and all Excluded Product) (x) to cooperate fully with LAG and/or any sourcing agent designated by LAG and (y) to provide any and all information (including, without limitation, specifications and costing information) regarding such Product (including, without limitation, any and all Excluded Product) to LAG and/or any sourcing agent designated by LAG so to ensure the timely manufacture and delivery of such Product (including, without limitation, any and all Excluded Product); and (ii) send letters (as requested by, and in a form satisfactory to LAG) to each of the parties set forth in clause (i) of this sentence confirming the instructions described therein.

         (b) BBC shall incorporate into Product designs the particular type of lighting technology specified or approved by LAG. BBC shall employ only those lighting component suppliers or vendors that are approved by LAG, in the design, development and/or sourcing of any Product hereunder; PROVIDED, HOWEVER, that
(i) LAG (or its designee) shall have the right to purchase any and all lighted components utilized in the Product directly and provide such lighted components to the factory or factories manufacturing such Product, (ii) LAG shall have the right to designate lighting component suppliers or vendors with respect to any "New Technology" (as defined in Section 6(c) below), the rights to which have been obtained by LAG from a party other than BBC; PROVIDED, that any such lighting component supplier or vendor designated by LAG is able to meet the quality standards established by LAG and BBC with respect to lighting technology to be utilized in Product, and (iii) lighting components shall not be purchased from Reflex Corporation of America, Inc. ("Reflex") prior to the settlement or dismissal of the Rodgers Litigation without the prior written consent of LAG.

    3.   DESIGN AND DEVELOPMENT SERVICES.

    On a seasonal basis, BBC shall, through its special line-building staff, and based on LAG's marketing team's requests or briefs, create new lines of Product expressly for LAG. BBC shall maintain coordinated calendar timetables with LAG to facilitate Product design and development in accordance with the provisions of Section 3(h) below. Individual design and development staffs for each line shall be designated by BBC to communicate directly with their LAG counterpart on an "as needed" basis. For such purpose, each of BBC and LAG shall designate in writing one or more members of its respective line building and/or development staffs to serve as the principal liaison(s) with the other party hereto. Each such designee shall make himself or herself available to the other to the extent reasonably necessary and appropriate for the performance of the respective duties of BBC and LAG hereunder. The initial Designee of each of the respective parties to this Agreement shall be as specified in ExhibitA attached hereto.

         (a) PRODUCT BRIEFS. On a seasonal basis, each of LAG and BBC shall prepare and submit to the other a product brief, in the form attached hereto as Exhibit B ("Product Brief"), for each Product it proposes to be designed and/or developed by BBC

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for LAG hereunder.  LAG reserves the right to amend, revise, expand and otherwise change the form of the Product Brief in its absolute discretion at any time and from time to time. LAG shall review all Product Briefs submitted to it by BBC and, from the entire group of the exchanged Briefs, shall (i) select those proposed Products, if any, with respect to which it wishes BBC to develop detailed sketch designs, color graphics and prototypes ("Stage I Products"), and
(ii) provide BBC with its comments and/or instructions as to any desired changes or modifications to the Product Briefs for such Stage I Products.

         (b) INITIAL DESIGN AND SAMPLES. BBC shall produce detailed sketch design and color graphics for (i) each Stage I Product, and (ii) each Product for which LAG has prepared and submitted a Product Brief to BBC ("LAG Original(s)"). BBC shall then produce, or cause to be produced, at least two
(2) pairs of prototypes or initial samples of each such Stage I Product and/or LAG Original and deliver one pair to LAG for its review and approval and retain one pair for its own reference.

         LAG shall then (i) review the refined sketches and prototypes; (ii) select those Stage I Products and/or LAG Originals for which it wishes BBC to develop and produce refined samples ("Stage II Products"); and (iii) shall provide BBC with its comments and/or instructions as to the changes or modifications, if any, that it desires to be made in the prototypes of such Stage II Products.

         (c) REFINED SAMPLES. BBC shall then re-develop and produce refined samples of the Stage I Products selected by LAG, and shall produce or cause to be produced at least two pairs of each such refined initial sample Stage II Product, and shall deliver one pair to LAG for its review and approval and shall retain one pair for its own reference.

         LAG shall then (i) review the refined samples; (ii) select those Stage II Products for which it wishes BBC to develop and produce final development samples ("Stage III Products"), and shall provide BBC with its comments and/or instructions as to the changes or modifications, if any, that it desires to be made in the refined samples of such Stage III Products.

         (d) FINAL DEVELOPMENT SAMPLING. BBC shall then develop and produce final development samples of the Stage III Products selected by LAG and shall produce, or cause to be produced, at least two (2) pairs of final development samples of each such Stage III Product, and shall deliver one pair to LAG for its review and approval and shall retain one pair for BBC's own reference. Concurrently with its delivery of each final development sample to LAG pursuant to this Section 3(d), BBC shall deliver to LAG a fully completed FCA price confirmation memo, in the form attached hereto as Exhibit C (the "Price Confirmation Memo"), setting forth the FCA price, by factory and country, of such Stage III Product, and the production volume and size range upon which such FCA price is based, and shall be accompanied by detailed cost breakdown sheets for each such Stage IV Product from the factory proposed by BBC to manufacture such Product, setting forth the projected cost of each component thereof, its manufacturing, assembly, packaging and freight cost for shipment to LAG's consolidator ("Cost Breakdown Sheets"), together with detailed computerized specification sheets, in the form attached hereto as Exhibit D, complete as to each and every material feature, part, component, fabrication method, weight breakdown, required box size, and color description and codes based on LAG's approved color list and referenced to the Pantone color system ("Specification Sheets"), developed for such Stage III Product; PROVIDED, HOWEVER, that (i) if such Price Confirmation Memo (x) is for a Product style that would constitute any EEC quota style (only where applicable) and (y) identifies the People's Republic of China as the proposed country-of-origin, then BBC shall deliver a second fully completed Price Confirmation Memo for such Product style (together with the corresponding Cost Breakdown Sheets and Specification Sheets) which sets forth a country-of-origin other than the People's Republic of China; and (ii) the proposed manufacturer of such Product, and the proposed supplier of the lighted technology to be contained therein, must be acceptable to LAG in its sole discretion.

         LAG shall then (i) review the final development samples, (ii) select those Stage III Products for which it wishes to make sales samples ("Stage IV Product"), and (iii) provide BBC with its comments and/or instructions as to the changes or modifications, if any, that it desires to be made for the sales samples of such Stage IV Products.

         (e) SALES SAMPLES. For each Stage IV Product selected by LAG for sales sampling by BBC in accordance with Section 3(d) above, LAG shall prepare and submit to BBC a written Sales Sample Request Form, in the form attached hereto as Exhibit E, together with a memorandum outlining any special manufacturing and/or delivery procedures to be followed in connection therewith. BBC shall source and cause to be produced the number of pairs of such sales samples as directed in such forms, but not to exceed one hundred seventy eight
(178) pairs thereof, and shall deliver or cause them to be delivered, to LAG for its review and disposition. BBC shall invoice LAG for the manufacturer's actual, FCA cost of all such sales samples developed by it, or shall cause the manufacturer thereof to invoice LAG directly therefor, in either case upon "Net 30 day" terms.

         Upon LAG's approval of a sales sample of a Stage IV Product, BBC shall provide at least three pairs of production confirmation samples that incorporate any alterations, corrections or improvements specified by LAG after review of the sales sample of such Stage IV Product. BBC shall provide one pair of the production confirmation sample, together with copies of the corresponding specification sheets pertaining thereto, to (i) the appointed quality control entity (the "Q.C. Agent") and (ii) to LAG, for its review and approval, and BBC shall retain one pair for its own reference. The production confirmation samples approved by LAG, together with the corresponding specification sheets, shall thereafter be the standard by which the applicable Product shall be judged, and except as otherwise agreed in writing by the parties hereto, each Product shall conform strictly to its respective production confirmation sample and specification sheets, in terms of its specifications, construction, materials, workmanship and quality.

         (f) DETAILED COMMERCIALIZATION PACKAGE. For each Stage IV Product selected by LAG for sales sampling in accordance with Section 3(d) above, BBC shall provide LAG with a commercialization package ("Commercialization Package(s)") comprising the following elements:

              (1) Detailed drawings (dimensioned and/or to scale) illustrating every feature and component of each such Stage IV Product, together with the corresponding Specification Sheets.

              (2) A "Minimum Matrix", in the form attached hereto as Exhibit F, that sets forth the minimum quantity or pairage, of such Stage IV Product that any proposed manufacturer of such Product requires be ordered; PROVIDED, HOWEVER, that if such Minimum Matrix (i) is for a Product style that would constitute an EEC quota style (only where applicable) and (ii) sets forth a proposed manufacturer located in the Peoples Republic of China, then BBC shall deliver a second Minimum Matrix for such Product style based on a proposed manufacturer located outside the People's Republic of China;

              (3) An information package (hereinafter a "Tech Pak"), including such detailed drawings, lists of components, materials, specifications, and specification of manufacturing processes, as is necessary and sufficient to define completely at least one size (VIZ, the selected confirmation sample size) of such Stage IV Product to a manufacturer of the Product;

              (4) A list and description of all tooling (including, without limitation, all molds, dies, plates, stamps, patterns, embroidery and lasts to be used in the manufacture of such Product or any component thereof) developed or produced specifically by or on behalf of BBC, or procured from its vendors and/or subcontractors, to make the sales samples of each Stage IV Product; and

              (5) Detailed amortization schedules for all molds and permanent tooling required for the commercialization of each such Stage IV Product.

         (g) SMU DESIGN AND DEVELOPMENT. A similar design and development procedure to that set forth above in this Section 3 shall be followed relative to special makeup Products ("SMU Products") that are specially designed for particular customers of LAG and which do not otherwise form a part of its seasonal Product line; provided, however, that (i) any and all product briefs prepared by BBC with respect to SMU Products shall be in the form attached hereto as Exhibit G ("SMU Product Brief") and (ii) such design and development procedure fully complies with the SMU Design and Development Guidelines attached hereto as Exhibit H ("SMU Guidelines"). LAG reserves the right to amend, revise, expand and otherwise change the form of SMU

Product Brief and/or the SMU Guidelines in its absolute discretion at any time and from time to time.

         (h) DESIGN AND DEVELOPMENT SCHEDULES. BBC shall perform the services and accomplish the tasks assigned to it under the provisions hereinabove with respect to all in-line Products and SMU Products in strict compliance with LAG's season-specific In-Line Product Development Calendar, a copy of which is attached hereto as Exhibit I, and LAG's SMU Product Development Calendar, a copy of which is attached hereto as Exhibit J, respectively, LAG reserves the right to amend, revise, expand and otherwise change such In-Line and/or SMU Product Development Calendars in its absolute discretion at any time and from time to time.

         (i) ADDITIONAL STAFF SERVICES. In furtherance of the development of the Product line, BBC shall implement an LAG-exclusive development and customer-service staff that is coordinated with its overseas liaison offices, such staff including technical staff, laboratory quality control and related communications functions. BBC shall provide LAG in writing with the names, addresses and phone numbers of such overseas staff personnel, which sourcing may include in BBC's discretion a person responsible for sourcing Products and a separate person for research and development.

         (j) PRODUCTS NOT SOURCED. BBC shall not be responsible for fulfilling the obligations of BBC set forth in Sections 3(e) and 3(f) of this Agreement with respect to Products which are not to be sourced by BBC.

    4.   PROCEDURES REGARDING PRICING.

         (a) Within twenty (20) calendar days of LAG's receipt of one or more Price Confirmation Memos from BBC pursuant to the terms of Section 3 above, LAG shall deliver to BBC one of the following written responses thereto: (i) an acceptance of the terms specified in such Price Confirmation Memo; (ii) a notice of its intention not to commercialize such Product at such time; or (iii) a copy of a bona fide written offer (a "Competitive Offer") from a third party sourcing
agent and/or factory (other than  * or     *     ) to source the identical
Product that includes an FCA Price that is at least     *     lower than that
contained in BBC's Price Confirmation Memo for such Product.

         (b)  Any and all Price Confirmation Memos and/or Competitive Offers
(i) must be for the identical Product, and (ii) must be able to meet the minimum specifications of such Product as set forth in the Specification Sheets.

---------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.


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         (c)  In the event that LAG delivers a Competitive Offer to BBC in accordance with Section 4(a) above, BBC may, within ten (10) calendar days of its receipt thereof, deliver to LAG, a revised Price Confirmation Memo; PROVIDED, HOWEVER, that the FOB price for such Product set forth therein must be lower than that contained in the Competitive Offer, and the proposed manufacturer of such Product (and the proposed supplier of the lighted technology to be contained therein) must be acceptable to LAG in its sole discretion. In the event that BBC fails to deliver such revised Price Confirmation Memo within the time period specified above in this Section 4(c), or if such revised Price Confirmation Memo does not satisfy the conditions set forth in the proviso to the first sentence in this Section 4(c), then LAG shall be free to accept the Competitive Offer.

         (d) In the event LAG accepts the terms set forth on BBC's initial or revised Price Confirmation Memo, BBC shall (i) secure from each of the Product manufacturers specified or approved by LAG such manufacturer's entrance into and execution of a written "Footwear Manufacturing Agreement" between LAG and such manufacturer in the form attached hereto as Exhibit K (the "Manufacturing Agreement"), and (ii) use its best efforts to secure from each supplier or vendor of lighting components to be utilized in the Product, such supplier's or vendor's entrance into and execution of a written "Lighting Component Supply Agreement" between LAG or LAG's approved factory and such supplier or vendor in the form attached hereto as Exhibit M (the "Electronic Component Supply Agreement"), the terms and conditions of which Manufacturing Agreement and Component Supply Agreement, by this reference, are incorporated herein, and BBC shall serve as LAG's agent with respect to such manufacturers and suppliers and vendors to secure to LAG all of the rights, privileges, and benefits accorded to it under such Manufacturing Agreement and Supply Agreement. BBC shall not source any Product from any manufacturer unless and until such manufacturer has executed a Manufacturing Agreement with LAG. BBC shall not source any lighting components (or permit any factory or agent to source any lighting components) from any supplier or vendor unless and until BBC has used it best efforts to cause such supplier or vendor to execute a Component Supply Agreement with LAG or LAG's approved factory. LAG shall not source any Product through any third party sourcing agent other than BBC unless and until the proposed manufacturer of such Product has executed a Manufacturing Agreement with LAG. BBC shall promptly deliver to LAG executed originals of all Manufacturing Agreements entered into by factories manufacturing Product and all Supply Agreements entered into by suppliers or vendors of lighting components.

         (e) Upon reasonable notice, and while in the company of designated BBC liaison staff, LAG shall have access to all factories or other facilities wherein any Product is being sourced by BBC for LAG, as well as to all development and commercialization schedules generated by BBC with respect to such Product.

         (f) The parties contemplate that, during the "Term" (as defined below) of this Agreement, the governments of the United States or certain foreign countries or jurisdictions may enact into law such measures affecting international trade that could render the sourcing of Product from certain countries, e.g., the People's Republic of


                                         -7-

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China, practically or economically unfeasible.  In light of the foregoing, BBC agrees that it will make all commercially reasonable efforts to develop its Product development and sourcing capabilities in multiple countries, and will take other and further measures, such as the procurement of portable or duplicate tooling and Tech Paks, such that, in the event it becomes practically or economically necessary in the reasonable determination of LAG (under the circumstances existing at the time) to shift the development and/or manufacture of Products from one country to another quickly, BBC will be able to, and shall, accomplish the same with a minimum of cost and schedule delays.


    5. SOURCING SERVICES. In addition to the obligations of BBC set forth above in Section 4 hereof, with respect to Product sourced by BBC hereunder, BBC shall perform the following services:

         (a) Identify factories suitable for the manufacture of Product and, on LAG's behalf, solicit bids from, and negotiate most favorable terms with, such factories and their agents with respect thereto;

         (b) Act as LAG's buying agent for the ordering, manufacture, inspection, packing and shipment of Product sourced through the agency of BBC;

         (c) In strict accordance with LAG's written instructions, place purchase orders with the selected factories on behalf of LAG and confirm that all such purchase orders are received, understood and confirmed in writing by the relevant factory or factories; such orders shall include all details concerning design specifications, sizes, genders, quantities, prices, packaging instructions, labeling requirements, branding, shipping dates, delivery dates and instructions regarding country of destination, payment terms and other terms of purchase specified by LAG in its instructions;

         (d) Ensure that the Q.C. Agent (i) performs random inspections during the production process to assure that the quality and workmanship of the Product in process strictly complies with the relevant sales samples and design and manufacturing specifications, (ii) promptly advise LAG in writing of any problems affecting the completion of orders for Product in accordance with the specified quality and delivery terms therefor, and (iii) certify to LAG in writing (in the form of a signed certificate of inspection) that each order meets all quality specifications for that particular Product in accordance with the quality specifications and sales samples established and/or provided for it;

         (e) Obtain any and all documentation necessary for the exportation and/or importation of Product from and/or into their respective countries of origin and destinations;

         (f) Provide LAG with the relevant factory's original invoices for Product, it being understood that BBC shall never act as a seller of any Product to LAG;


                                         -8-

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         (g)  Maintain complete and accurate records of all Product ordered, in progress, finished and in transit for the account of LAG and, at the request of LAG, provide LAG with access to, or copies of, such records;

         (h) In the event that delivery of any Product is refused by LAG, or not shipped, use its best efforts to prevent the manufacturer of such Product from disposing thereof prior to removing any labels, trademarks and/or other markings identifying or belonging to LAG; and

         (i) Pay all costs of conducting its agency and all taxes, including assessments, which may be made against the salary or wages of those directly or indirectly employed by it.

    6.   EXCLUSIVITY OBLIGATIONS OF BBC.

         (a)      *      BBC shall not design, develop and/or source, or sell
or permit the sale of, lighted footwear anywhere in the world by any party other
than LAG     *     .

         (b) The exclusive rights granted herein shall include and extend to all patent rights which BBC has obtained a license to use or may hereafter acquire during the Term of this Agreement, and any extension thereof or improvement thereon, and any other rights whatsoever anywhere in the world (the "Light Rights") specifically including, but not limited to U.S. Pat. No.5,408,764 to Wut and U.S. Pat. No.5,430,621 to Raskas. BBC hereby grants to LAG a royalty-free license of U.S. Pat. Nos. 5,408,764 and 5,430,621 to make, have made, use, sell, offer for sale, and otherwise dispose of Products incorporating the inventions of such patents through the agency of BBC and this Agreement. No Product incorporating any of the Light Rights shall be made, used, sold, offered for sale or otherwise disposed of unless and until (i) a Sublicense Agreement, in the form attached hereto as Exhibit M, has been entered into between BBC and LAG and (ii) a Consent to Sublicense Agreement, in the form attached hereto as Exhibit N, has been entered into between BBC and the owner or holder of such Light Rights.

         (c) In the event that subsequent to the date of this Agreement, BBC develops or obtains the license or rights to use new lighted technology ("New Technology"), BBC shall deliver a written offer to sublicense the right to utilize such New Technology to LAG before offering any rights to such New Technology to any third party. Any such offer shall be accompanied by (i) a true, correct and complete copy of any proposed license agreement between BBC and any third party with respect to such New Technology, (ii) a written non-infringement opinion from patent counsel to BBC (on which LAG shall be entitled to rely) with respect to such New Technology, and (iii) a

---------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.


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working prototype of such New Technology.  LAG shall have a period of ninety
(90) days to enter into a sublicense agreement with respect to the New Technology and if the parties, negotiating in good faith, are unable to do so, then BBC may design, develop, source and/or sell lighted footwear containing such New Technology for or to any third party whatsoever; PROVIDED, that it may not do so on terms more favorable than those offered to LAG with respect to such New Technology. If LAG accepts BBC's offer with respect to any New Technology, Products containing such New Technology shall fall within the scope of BBC's exclusivity obligations under this Section 6 (unless otherwise specifically provided in Section 6(d) below or in the sublicense agreement between LAG and BBC with respect to such New Technology); for purposes of this Agreement, the lighting technology utilized in LAG's NEONZ, Faderz and Lazerlites product lines shall constitute New Technology.

         (d) BBC and LAG agree to meet in September, 1997 to discuss in mutual good faith whether it is reasonably likely that sales of LAG's Lazerlites-TM-Product during the remainder of the term of BBC's license agreement with Solefound, Inc. ("Solefound") with respect to U.S. Pat. No. 5,430,621 (the "Solefound License Agreement") would be sufficient to satisfy the minimum guaranteed royalty obligation of BBC set forth therein (the "GMR") and, if BBC and LAG agree (with each acting in good faith) that such sales of LAG's Lazerlites Product would not be reasonably likely to allow BBC to satisfy the GMR, then LAG, at its option, shall (i) agree that it will reimburse BBC for an amount equal to any cash shortfall paid by BBC to Solefound, when due under the Solefound License Agreement, to satisfy the GMR, or (ii) allow BBC to design, develop and/or source, or sell or permit the sale of, lighted footwear practicing U.S. Pat. No. 5,430,621 to non-branded, volume customers of BBC anywhere in the world for the remainder of the term of the Solefound License Agreement.

         (e) Notwithstanding any understanding or provision contained in any license agreement between BBC and any third party with respect to any New Technology adopted for use by LAG under this Agreement, BBC agrees that LAG shall have the unrestricted right to contact and negotiate with such third party an agreement providing for a license of such New Technology running directly from such third party to LAG in the event of any circumstances that threaten to interfere with or terminate any license of such New Technology running from BBC to LAG, and BBC hereby covenants that it will give LAG prompt, factual notice of the occurrence or existence of any such circumstances throughout the Term of this Agreement and any extension thereof.

         (f) Where BBC is permitted, under the terms of this Section 6, to design and develop lighted footwear for parties other than LAG, BBC shall only create for such third parties, lighted footwear that is ornamentally distinct from, and avoids infringement of LAG's trade dress rights in, the Product.

    7. MUTUAL CONFIDENTIALITY. Neither party shall disclose to others any trade secret or confidential information that belongs to the other, but which was disclosed pursuant to this Agreement. For purposes of this Agreement, the terms "confidential information" or


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"trade secrets" shall include all information of any nature and in any form which is owned by BBC or LAG (or their Affiliates) and which is not publicly available or generally known to persons engaged in businesses similar to that of BBC and LAG (either on or after the date of this Agreement), including, but not limited to, research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, equipment, processes, methods, know-how and other facts relating to the business of BBC and LAG; practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, customers, customer lists or customers' purchases of goods or services from BBC and LAG; and all other secrets and information of a confidential and proprietary nature.

    The parties hereto agree to keep the terms of this Agreement confidential, except where and to the extent that disclosure of such terms is required by law.

    8. TERM. The Term of this Agreement shall be for the period commencing on the date this Agreement is executed and ending on May 31, 1998 (the "Term"). Thereafter, unless terminated as elsewhere provided for in this Agreement, this Agreement shall continue, pursuant to the terms and conditions set forth herein, for successive one year terms (the "Extended Term") commencing on June 1 of each year and ending on the subsequent May 31.

    9.   MINIMUM QUANTITY.

         (a)  During the Term of this Agreement, and in each Extended Term, in
consideration for the rights granted herein, LAG shall purchase a minimum of   *
pairs of Product, including, without limitation, any and all Excluded Product (the "Minimum Quantity"), during the Term or any Extended Term.

         (b) All purchases of Product shall be facilitated by a letter of credit opened by LAG a minimum of forty-five (45) days prior to production, with the beneficiary as designated by LAG. The price to LAG for the Products shall be "FCA ( . . . named place)".

    10.  COMMISSIONS; METHOD OF PAYMENT.

         (a) In consideration for the design, development and sourcing services provided by BBC hereunder and the fulfillment of BBC's obligations under Section 11 hereof, and subject to the provisions of Sections 10(b) and 10(d) below, LAG shall pay BBC a design, development and sourcing commission of
   *      of the FCA price of

---------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

each pair of Product designed, developed and sourced by BBC pursuant to the terms of this Agreement (a "Commission"); PROVIDED, HOWEVER, that (i) BBC shall not be entitled to a Commission with respect to any Product determined to contain a design defect, and (ii) any and all Commissions payable to BBC with respect to Product designed and developed, but not sourced, by BBC (including, without limitation, any and all Excluded Product) shall be at a rate equal to
 * of the FCA price of each pair of such Product produced by or on behalf of LAG.

         (b) Unless otherwise agreed in writing by the parties hereto, any Commission payable pursuant to Section 10(a) above shall be due and payable by wire transfer of funds thirty (30) days after the date on which the documents specified by LAG in the letter of credit used by it to pay for such Product are presented for processing to LAG's correspondent bank by the factory which manufactured such Product or such factory's agent.

         (c)  In the event that Products sourced by BBC hereunder are designated "B-grades" pursuant to the terms of the Manufacturing Agreement, the
Commission payable with respect to such Products shall be     *     for such
Products. BBC shall not be entitled to a Commission on Products sourced by BBC hereunder which are designated "C-grades" pursuant to the term of the Manufacturer Agreement. BBC shall have the right to inspect any such returned Product to confirm the existence and determine the nature of any such defect. BBC shall use its best efforts to assist LAG in the collection of any and all monies or credits due LAG, and the enforcement of any and all of LAG's rights, under any and all Manufacturing Agreements entered into by LAG with the factories manufacturing Products sourced by BBC hereunder. In the event that BBC is not able to fully resolve any dispute between LAG and any manufacturer of Product (including, without limitation, any disputes relating to the quality or timely delivery of Product) to the complete satisfaction of LAG within sixty
(60) days of being notified of the existence of any such dispute by LAG (the "BBC Dispute Resolution Period"), LAG shall be entitled to communicate directly with, and to proceed directly against, any such manufacturer; PROVIDED, HOWEVER, that if LAG is unable to resolve any such dispute to its complete satisfaction within thirty (30) days of the date of expiration of the BBC Dispute Resolution Period, BBC shall not be entitled to a Commission on the Product at issue in such dispute, and LAG shall be entitled to offset against Commissions payable to BBC an amount equal to the Commission paid by LAG to BBC with respect to such Product.

         (d) The Commission payable to BBC hereunder shall be listed separately on the commercial and any special customs invoices prepared by BBC and submitted to LAG.

---------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

         (e) BBC shall accept no remuneration from anyone other than LAG for the provision of design, development and/or sourcing services with respect to any Product or constituent thereof other than the Commission set forth herein, and BBC shall not share any portion of any such commissions in any manner with
(i) any agents or affiliates of BBC, or (ii) any factory manufacturing Product (or any component thereof), or any agent thereof, or material or component supplier thereto.

    11.  OWNERSHIP OF DESIGNS; EXCLUSIVITY.

         (a) During the entirety of the design and development process set forth herein, BBC shall not utilize, nor develop for or offer to any third parties, any Product styles or designs that are the same as, or substantially similar to, the Product styles or designs presented by BBC to, and under consideration by, LAG. Any and all original ornamental design (and elements thereof) of Products (including SMU Products) created or developed by BBC for LAG hereunder or heretofore created or developed by BBC shall be the exclusive property of LAG as "works made for hire"; PROVIDED, HOWEVER, that any Product not selected by LAG for sales sampling pursuant to Section 3(d) hereof (or heretofore not selected by LAG for sales sampling) shall become and remain the exclusive property of BBC. BBC shall be prohibited from either utilizing or developing for, or offering to, any third parties any footwear styles or designs for which LAG has filed an application for a design patent in the United States Patent and Trademark Office (a copy of which shall be delivered to BBC by LAG promptly after any such filing), such prohibition to remain in effect for so long as any such design patent application is pending and/or the resulting design patent remains valid.

         (b) BBC hereby assigns and agrees to assign to LAG all original ornamental designs and design elements of Product created or developed by BBC for LAG hereunder and commercialized by LAG. BBC further undertakes to assist LAG in such efforts as LAG may reasonably deem necessary to secure and protect LAG's ownership of such ornamental designs and elements thereof against infringement by third parties, including, without limitation, the execution of any and all documents reasonably necessary to perfect and/or defend LAG's title and interest to such designs, and full cooperation in the preparation, filing and prosecution of applications for United States and/or foreign letters patent, copyrights and trademark registration therefor. BBC shall secure such agreements with its employees and/or subcontractors as are necessary to carry out the provisions of this Section 11(b).

    12.  TRADEMARKS.

         (a) The parties hereto agree that LAG alone shall determine the trademarks and style names (the "Trademarks") to be used exclusively on or in connection with any Products designed and/or developed by BBC hereunder, and LAG alone shall be responsible for the registration of such Trademarks at LAG's expense. Upon the termination of this Agreement for any reason whatsoever, the parties agree that any Trademarks developed by LAG for use with any Products hereunder shall remain the exclusive property of LAG and may be used by LAG on or in association with any product marketed by LAG.


         (b)  BBC hereby acknowledges (i) the validity of the Trademarks,
(ii) that LAG has at all times had, and shall continue to have, the exclusive right, title and interest in and to the Trademarks, (iii) that neither this Agreement nor the performance of any services by BBC hereunder shall confer on BBC any right, title or interest in or to the Trademarks, and (iv) that, except as provided herein, BBC does not have any permission to and will not adopt, use, register or attempt to register as a trademark, trade name, business name or corporate name or part thereof, whether during the continuance of this Agreement or after its termination, any word(s), symbol, logo or emblem identical or confusingly similar to any of the Trademarks.

    13.  INDEMNIFICATION.

         (a) BBC shall indemnify without limitation and hold harmless LAG from and against any and all damages, liabilities, claims (including, without limitation, third party claims), costs and expenses, including reasonable attorneys' fees and other reasonable legal costs, which may be incurred by LAG arising out of or resulting from the breach by BBC of any of its obligations, covenants, representations and warranties set forth in this Agreement.

         (b) LAG shall indemnify without limitation and hold harmless BBC from and against any and all damages, liabilities, claims (including, without limitation, third party claims), costs and expenses, including reasonable attorneys' fees and other legal costs, which may be incurred by BBC arising out of or resulting from the breach by LAG of any of its obligations, covenants, representations and warranties set forth in this Agreement.

         (c) BBC shall defend, indemnify and hold LAG harmless of, from and against any charges, suits, damages, costs, expenses (including reasonable attorneys' fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsoever, which may be sustained or suffered by or secured against LAG based upon, or arising out of, actual or alleged patent, trade dress, or copyright infringement arising solely out of the manufacture, purchase, use or resale by LAG of the Products designed, developed and/or sourced by BBC hereunder; PROVIDED, HOWEVER, that LAG shall give BBC prompt notice of any such claims or suits. LAG shall have the option of undertaking and conducting the defense and settlement of any such claims or suits, or of tendering such defense and settlement to BBC, in either case, at BBC's sole cost and expense; PROVIDED, HOWEVER, that, (i) the party undertaking the defense of any such claims or suits shall keep the other party hereto advised of the status of such claims or suits and (ii) LAG shall not settle any such claims or suits without the prior written consent of BBC.

    14. REPRESENTATIONS AND WARRANTIES. Each of the parties represents and warrants to the other as follows:

         (a) It has the full and unrestricted right, power and authority to enter into, and to perform the terms, covenants and conditions of, this Agreement, and to be bound thereby during the entire Term of this Agreement and any extension thereof; this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;

         (b) There is no action, suit or proceeding by or before any court, arbitrator or other governmental body pending or threatened against it which questions the validity or legality of this Agreement or any act to be performed or taken by it in connection with this Agreement;

         (c) None of the representations or warranties made by it in this Agreement and no other information provided by it to the other contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading;

         (d) No consent, approval or authorization of, or filing or registration with, any third party or governmental body is required in connection with the execution, delivery and performance by it of this Agreement.

    15.  ADDITIONAL BBC REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) Provided that the light module in each Product is utilized for the purposes for which it is intended, such module will function properly for a minimum period of four (4) months from the completion date of any Product incorporating it. The completion date shall be clearly and indelibly marked on each Product by the manufacturer thereof at the time of its construction. All patents will be identified on the light modules and on the Products.

         (b) BBC is the exclusive licensee of all of the Light Rights proposed to be licensed by it to LAG herein pursuant to a license agreement with the holder of those patents; those license agreements are in full force and effect; there are no defaults of any provision of them; and, BBC has the full and unrestricted right, power and authority to license the use and practice of the patent rights to LAG in the manner proposed to be exercised by it hereunder, and such sublicense, use and practice by LAG does not conflict with, infringe upon, or violate any rights of any other person or entity.

         (c) None of the Product designs provided to LAG by BBC hereunder will conflict with, infringe, or otherwise violate any rights of any other person or entity; BBC has not granted, nor will it grant, to any other person or entity any license or other right to manufacture, sell or use the Product designs developed by it for LAG hereunder, except as specifically provided for herein.

         (d) Neither BBC nor any affiliate thereof has any ownership or financial interest in, nor any control of, (i) the factories manufacturing any Product hereunder, (ii) any supplier or vendor of any components or raw materials utilized in any Product, or (iii) any agent representing BBC or any of the parties referenced in clause (ii) of this sentence. BBC does not, for its own account or the account of any of its agents or affiliates, sell raw materials or components to the factories manufacturing any Products hereunder and none of such factories, or any agents thereof, have any ownership interest in, or any control over, BBC or any of its agents or affiliates.

    16.  TERMINATION.

         (a) This Agreement may be terminated by either party for a material breach of it by the other party upon thirty (30) days' written notice to the breaching party, PROVIDED that the breach is not cured during such thirty (30) day period.

         (b) Either party may terminate this Agreement by giving written notice thereof to the other not less than ninety (90) days prior to the expiration of the Term or any Extended Term.

         (c)  EFFECTS OF TERMINATION.

              (i) In the event this Agreement is terminated, all orders for Products then in hand with BBC shall be completed and honored by LAG, (including payment of any Commissions due BBC therefor); PROVIDED, HOWEVER, that no new orders shall be commenced from and after the termination date. LAG shall have the right to continue to sell any Products then in inventory, in transit to LAG or its customers and/or to be completed pursuant to this Section 16(c)(i).

              (ii) In the event that BBC breaches, but fails to cure within the aforementioned thirty (30) day notice period, in addition to all other remedies available, LAG's obligations to purchase the Minimum Quantity, as set forth in
Section 7 of this Agreement, shall cease and be of no further force and effect.

              (iii) In the event this Agreement is terminated on any grounds
LAG shall have a continuing obligation to pay BBC the Commission provided for in clause (ii) of the proviso to Section 10(a) above with respect to all Product styles produced by LAG after the date of such termination, and for which no Commission was previously paid, and such obligation shall continue for eight (8) months following such termination date.

    17. WAIVER. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof, and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

    18. NO ASSIGNMENT. This Agreement shall bind and inure to the benefit of BBC and LAG and their successors and affiliates, and the rights granted LAG hereunder shall be personal to it and shall not, without the prior written consent of BBC, be transferred or assigned to any other party. BBC may not assign its rights, nor designate the performance of any of its duties under this Agreement without the prior written consent of LAG, which consent shall not be unreasonably withheld.

    19. SIGNIFICANCE OF HEADINGS. Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any questions in the construction of this Agreement, it is to be construed as though such section heading had been omitted.

    20. ENTIRE AGREEMENT. This Agreement, with the documents referred to herein and therein, constitutes the entire Agreement and understanding between the parties hereto and supersedes all prior negotiations, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified except by a writing signed by all parties hereto.

    21. JOINT VENTURE. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between BBC and LAG. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, other than pursuant to the terms contained herein, nor shall BBC or LAG have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, or in the name of, or on behalf of, the other, except pursuant to the terms contained herein, and nothing contained herein shall give, or is intended to give, any rights of any kind to any third persons.

    22. NOTICE. Notices required or permitted hereunder shall be in writing and shall be deemed given upon receipt by the party to be notified (a) by personal delivery or telecopier or telex transmissions, with confirmed receipt, or (b) by registered or certified mail, return receipt requested, addressed to the respective party at the address set forth below:

         To LAG:        Mr. Bruce MacGregor, President
                        L.A. Gear, Inc.
                        2850 Ocean Park Boulevard
                        Santa Monica, CA 90405
                        Facsimile No.: (310) 581-7715

         With copy to:  Don Lawrence, Esq.
                        L.A. Gear, Inc.
                        2850 Ocean Park Boulevard
                        Santa Monica, CA 90405
                        Facsimile No.: (310) 581-7766

         To BBC:        Mr. Robert Campbell
                        BBC International, Ltd.
                        19 West 34th Street
                        New York, NY 10001
                        Facsimile No.: (212) 239-1923

         With copy to:  John P. Zampino, Esq.
                        600 Third Avenue, 39th Floor
                        New York, NY 10016
                        Facsimile No.: (212) 297-0150

    23. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and interpreted in accordance with the substantive laws and not the conflict-of-laws provisions of the State of California; any action brought by either of the parties hereto against the other for the enforcement or interpretation of this Agreement shall be brought exclusively in a state or federal court within the County of Los Angeles, California, and each party hereto irrevocably consents to the exclusive venue in and jurisdiction of such courts for such purposes.

    24. PATENT MARKINGS. Each Product manufactured pursuant to this Agreement in accordance with any patent rights and licensed rights shall bear appropriate patent markings, either by fixing thereon the word "patent" or the abbreviation "pat.", together with the number of the patent, in accordance with Title 35 United States Code Section 287.

    25. SURVIVAL. The rights and obligations of each of the parties under Sections 9, 11, 12, 13, 15, and 17(e) hereunder shall survive termination or expiration of this Agreement. The representations and warranties set forth in Sections 14 and 15 hereof shall continue throughout the duration of any Term or Extended Term.

    26. EXECUTION AND DELIVERY REQUIRED. This Agreement shall not be binding unless and until signed by all parties hereto.

    27. FURTHER ASSURANCES. Each party hereto shall from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances, and take such further actions as the other party may reasonably request to carry out the purpose and intent of the Agreement.

    28. SUPERSEDURE. The parties agree that the respective representations, warranties, covenants, and obligations made and/or assumed by them with respect to any Product designed, developed, and/or sourced by BBC for LAG pursuant to the Buying Agency Agreement between them dated March 6, 1996 (the "Buying Agency Agreement"), shall survive and continue in full force and effect with respect to all such Products, and except for those, this Agreement shall, for all other intents and purposes, supersede and replace that agreement in its entirety and, except for the foregoing purposes, such Buying Agency Agreement is hereby terminated and is null, void and of no further force and effect.

    IN WITNESS WHEREOF, the parties hereto have affixed their respective signatures as of the day and year first written above.

                                  BBC INTERNATIONAL, LTD.,
                                  a New York corporation


                                  By:  Robert B. Campbell
                                       -----------------------------
                                       Robert B. Campbell, Chairman


                                  L.A. GEAR, INC.,
                                  a California corporation

                                  By:  Bruce MacGregor
                                       -----------------------------
                                       Bruce MacGregor, President

                                     EXHIBIT "A"
                                     -----------

                                        (TBD)

                                     EXHIBIT "B"
                                     -----------

                                        (TBD)

                                     EXHIBIT "C"
                                     -----------

                                        (TBD)

                                     EXHIBIT "D"                         Page 1
                                     -----------
L. A. GEAR SPECIFICATION SHEET
SRF#:                        S/N#:
SHOE NAME:
ACTIVITY:
EX.RATE:  1:       DATE:

Category:          S/N#:               A:             /A        C1:
PDM:               Division:           B:             /B        C2:
Designer:          Series:             C:             /C        C3:    Approved by Costing Manager :
Season:            Last Code:          D:             /D        C4:    Approved by Factory :
Factory:           Fac Code:           E:             /E        C5:    Approved by R&D China :
Country:           Height:             F:             /F        C6:    Approved by PDM LA Gear :
Descriptions:
Gender:            Sample Size:        Construction:
Quantity:          Size Run:           Pattern#:                New
Sku:                                   O/S#:                    New:
                                       M/S#:                    New:





Upper:                                 Lining:
PM:



   #     Component            Description   C2   C3  C4  C5  Vendor    Unit  Nett  Loss  Gross  Unit Price  Pair  Remarks
                                                             Spec Info.      Usage       Usage   NT$   US$  Price
UPPER:
    1 TOE CAP
    2 VAMP
    3 VAMP PERFS
    4 VAMP PIPPING
    5 LOWER EYEROW / BRACE
    6 UPPER EYEROW / BRACE
    7 QUARTER
    8 QUARTER PIPPING
    9 HEEL COUNTER
   10 COLLAR
   11 MOUSTACHE
   12 TONGUE
   13 TONGUE LACE KEEPER
   14 LACE #1
   15 LACE #2
   16 LOWER EYEROW EYELETS
   17 UPPER EYEROW EYELETS
LOGOS:
   18 TONGUE LOGO HORIZONTAL
   19 LOWER EYEROW/BRACE-HORIZ
   20 SOCK LOGO-HORIZONTAL
   21 OUTSOLE LOGO-HORIZONTAL                                          Pair


                                  EXHIBIT "D" (Cont.)                    Page 2
                                  -------------------

L. A. GEAR SPECIFICATION SHEET
SRF#:                        S/N#:
SHOE NAME:


    #                                                                  Unit  Nett  Loss  Gross  Unit Price  Pair  Remarks
                                                                             Usage       Usage   NT$   US$  Price

LININGS & FOAMS:
   22  TONGUE LINING
   23  COLLAR LINING
   24  FOREFOOT LINING
   25  QUARTER LINING
   26  SOCK LINING
   27
   28
   27
REINFORCEMENTS:
   28  Q'tr Extension
   29  Eyestay Reinf.
   30  Heel Counter
   31  Heel Lining
   32  Cement
BOTTOM:
   33  Insole Board
   34  OUTSOLE
   35  OUTSOLE SIDEWALL
   36  OUTSOLE LOGO
   37  Outsole
PACKAGING:
   38  Inner Box
   39  Carton
   40  Tape
   41  Tissue
   42  Warpping
   43  UPC Label
   44  Size Label
   45  Loss
TOTAL MATERIAL COST
       LABOUR COST
       OVER HEAD
       PROFIT
SEE PAGE 3 FOR ELECTRONIC COMPONENT (if applicable)
SUB TOTAL
       TOOLING'S AMORTIZATION
       MATERIAL VENDOR'S NAME
       FOB COST


                                  EXHIBIT "D" (Cont.)                    Page 3
                                  -------------------
L. A. GEAR SPECIFICATION SHEET
SRF#:                        S/N#:
SHOE NAME:


ELECTRONIC COMPONENT
1      Outline & Mounting Drawing
1a     Schematic Drawing
2      Printed Wiring Board(if any)
3      E.L. Pattern Drawing(if any)
4      Parts List
       a.
       b.
       c.
       d.
       e.
       f.
       g.

                                  EXHIBIT "E"
                                  ------------

                                     (TBD)

                                  EXHIBIT "F"
                                  -----------

                                     (TBD)

                                  EXHIBIT "G"
                                  -----------

------------------------
SPECIAL MAKE-UP REQUEST                                     [L.A. GEAR LOGO]
------------------------

ATTN:    Vicki Whicker       FAX#:     310-581-7736

REQUESTED BY:                     BUYER:
               ------------------          --------------------------
DATE:                             CUSTOMER:
               ------------------           -------------------------

IN-LINE NAME:                     IN-LINE STYLE#:
               ------------------                 -------------------
SIZE RUN/GNDR:                    IN-LINE WHSL:
               ------------------               ---------------------

SMU DESCRIPTION:        (UPPER MATERIALS, OUTSOLE, LOGO, OR ANY OTHER CHANGES)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   COLORWAYS:
                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------
DELIVERY MONTH:                   OPENING ORDER:
               ------------------                --------------------------
TARGET WHSL:                      ANNUAL ORDER:
               ------------------                --------------------------
SAMPLE DUE DATE:                  DISCOUNTS:
               ------------------                --------------------------
CAD DRAWING ONLY
               ------------------  (If Applicable)

-----------------
DEPARTMENTAL USE
-----------------
PROJECT APPROVAL:
                  ------------------
SRF#:
      ------------------

CC: BRUCE MACGREGOR, BOB PETERSON, MARKETING DIRECTOR

                                  EXHIBIT "H"
                                  -----------


                                  MEMORANDUM



                                   [L.A. GEAR LOGO]


                                    VICKI WHICKER
                               DIRECTOR SPECIAL MAKE-UP
                                   (P) 310-581-7327
                                   (F) 310-581-7736


TO: BBC
DATE:    3/5/97
RE: SPECIAL MAKE-UP PROCEDURES

--------------------------------------------------------------------------------

1-SAMPLE REQUEST-SEE EXHIBIT G:
-THIS MUST BE FILLED OUT COMPLETELY BY LA. GEAR SALES

-THIS FORM IS NOT VALID UNLESS SIGNED OFF BY LA. GEAR DIRECTOR OF SALES AND LA. GEAR DIRECTOR OF MARKETING

-ROUTED TO YOU BY DIRECTOR SPECIAL MAKE-UP

-QUESTIONS REGARDING SMU PROJECTS SHOULD BE DIRECTED TO DIRECTOR SPECIAL MAKE-UP



2-TIMELINES-SEE EXHIBIT J

-TIMELINES WILL BE QUOTED ACCORDING TO EACH INDIVIDUAL PROJECT

-ALL SMU PROJECTS ARE PRIORITIZED BASED ON DELIVERY MONTH

4-CONFRMATION:
-CONFIRMATION GUIDELINES TO FOLLOW SAME PROCESS AS OUTLINED FOR IN-LINE

                                  EXHIBIT "I"
                                  -----------

                                     (TBD)

                       EXHIBIT "J"
                       -----------

                     SPECIAL MAKE-UP
                   DEVELOPMENT CALENDAR
                    NEW UPPER ONLY

SEASON   SEASON    LATEST     FINAL    BUY  PRODUCTION   DELIVERY
         PREVIEW   REQUEST   SAMPLES          MONTH       MONTH

SPRING      *         *         *       *       *           *
                      *         *       *       *           *
                      *         *       *       *           *
                      *
Q2          *         *         *       *       *           *
                      *         *       *       *           *
                      *         *       *       *           *

FALL        *         *         *       *       *           *
                      *         *       *       *           *
                      *         *       *       *           *

HOLIDAY     *         *         *       *       *           *
                      *         *       *       *           *
                      *         *       *       *           *

IF SPECIAL MAKE-UP REQUIRES NEW OUTSOLE MOLD ADD * TO PRODUCTION AND DELIVERY *

*Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

                                     EXHIBIT "K"
                                     -----------


                           FOOTWEAR MANUFACTURING AGREEMENT


THIS MANUFACTURING AGREEMENT (this "Agreement") is made and entered into as of
the         day of                         , 199___, by and between:

(1) _______________________________________________________________________,
    a company incorporated under the laws of __________________________________ _________________________________, with its principal place of business at
    ___________________________________________________________________________
    ________________("MANUFACTURER");

                                         and,

(2) L.A. GEAR, INC., a company incorporated under the laws of the State of California, U.S.A., with its principal place of business at 2850 Ocean Park Blvd., Santa Monica, California, 90405 U.S.A. ("GEAR").

IN CONSIDERATION of the mutual undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1   DEFINITIONS

1.1 "Confidential Information" shall mean any patterns, markers, specification sheets, know-how, drawings, designs, plans, cost or pricing information, buying habits, customer lists, trade secrets, trade dress, concepts or ideas related to the business of GEAR and any information or know-how acquired from or through GEAR in connection with this Agreement or the production or delivery of the Products, including information related to products, processes or services, research, development, inventions, marketing, manufacture, purchasing, accounting, engineering, merchandising, selling, customer agreements, samples, prototypes and/or any part thereof.

1.2 "Footwear Products" shall mean the range of footwear products that MANUFACTURER is authorized to produce under this Agreement pursuant to one or more valid written purchase orders from GEAR or its authorized representative for same.

1.3 "GEAR" shall include L.A. Gear, its employees, and its authorized Footwear Product sourcing agents and representatives.

1.4 "Inventions" shall mean discoveries, novel concepts, ideas, materials, substances and devices, whether patentable or not, relating to any past, present, or prospective activities of GEAR in the field of footwear, including but not limited to structures, processes, methods, Footwear Products, formulae, techniques and improvements to the foregoing and know-how conceived or developed (whether or not reduced to practice) by MANUFACTURER, its employees or its permitted Sub-contractors within the scope and during the course of their performance under this Agreement.

1.5 "Molds" shall mean all molds, dies, tools, plates, silk screens, stamps, embroidery tooling and lasts used in the manufacture of the Footwear Products or any Trim or component thereof, and which bear a Trademark.

1.6 "Trademarks" shall mean and include trademarks, copyrights, trade names, symbols, logos, slogans, designs, design rights, style names and components thereof, owned by GEAR and any other intellectual property rights which are owned or controlled by GEAR or which GEAR has the right to use in connection with the manufacture, use and sale of the Footwear Products.

1.7 "Trim" shall mean Footwear Product component and accessory items that bear a Trademark, including but not limited to inflation, rebound, or other devices, studs, heel inserts, thread, closures, snaps, rivets, soles, midsoles, linings, laces, shoe boxes, packaging materials, tags and labels used in the manufacture or packaging of the Footwear Products.

2   AGREEMENT FOR MANUFACTURE AND SUPPLY

2.1 Subject to the terms of this Agreement, MANUFACTURER, at GEAR's express, written order only, shall manufacture and pack the Footwear Products and deliver them to GEAR in strict accordance with the patterns, specifications, technical information, drawings, samples and quality standards that have been approved in writing by GEAR and/or supplied by GEAR to the MANUFACTURER for such purpose. MANUFACTURER expressly acknowledges and agrees that GEAR may purchase the Footwear Products from persons other than MANUFACTURER.

2.2 MANUFACTURER shall produce and ship only the specific quantity of the Footwear Products specified in the purchase order from GEAR or such other quantity as may be agreed in writing by GEAR and MANUFACTURER. Production of Footwear Products in excess of the amount ordered is expressly prohibited, and any such excess Footwear Products ("overruns") shall be deemed unauthorized and counterfeit.

2.3 MANUFACTURER shall not make or supply any Footwear Products or goods whatsoever that use any Confidential Information or bearing any of the Trademarks for or to any person other than GEAR, or such other person as GEAR may authorize in writing. MANUFACTURER shall at no time make or sell (or assist others in making or selling) any footwear or other goods that bear a trademark or design that, in the sole opinion of GEAR, infringes or is confusingly or deceptively similar to any of the Trademarks, or is likely to be confused with or regarded as confusingly similar to the Footwear Products.

3   SAMPLES AND INSPECTION

3.1 GEAR shall have the right on reasonable notice during business hours to visit any places under the control of the MANUFACTURER (including those of its permitted Sub-contractors) in order to inspect and take a reasonable amount of samples of approved Footwear Products or components thereof then in production (Production Samples). Such Production Samples are to be made available to GEAR free of charge.

3.2 MANUFACTURER will not deliver or otherwise dispose of any Footwear Products whatsoever unless and until GEAR has given written approval for their shipment following their complete and final inspection.

4   PLACING AND FILLING ORDERS

4.1 Unless otherwise authorized by GEAR in writing, purchase orders for the Footwear Products may be placed by only by GEAR or its authorized buying agent. MANUFACTURER shall not make, sell, use, deliver or otherwise supply or dispose of any Footwear Products for or to any person other than GEAR; PROVIDED, however, that GEAR may, in its sole discretion and in writing only, authorize the MANUFACTURER to make and supply the Footwear Products to certain third parties, under such terms and conditions as GEAR shall specify in writing to MANUFACTURER.

4.2 Any and all orders for Footwear Products shall be made by a written purchase order only. In the event of any conflict between the terms of such purchase order, any confirmation thereof, and this Agreement, the terms of this Agreement shall govern.

4.3 MANUFACTURER shall immediately acknowledge receipt of all purchase orders or proposed amendments thereto by telex or telefax notice to GEAR.

4.4 MANUFACTURER shall accept or reject each purchase order within five (5) calendar days of its receipt by telex or telefax notice to GEAR; MANUFACTURER's failure to acknowledge its receipt of any purchase order or amendment thereto shall be deemed an acceptance of same. Acceptance of any purchase order shall be strictly limited to the terms specified in this Agreement and the purchase order. Any other terms contained in the MANUFACTURER's order confirmation or any other document used by MANUFACTURER to communicate its acceptance shall be void unless otherwise accepted by GEAR in writing.

4.5 Amendments to purchase orders may be proposed by GEAR by telex or telefax notice thereof to the MANUFACTURER. Unless the MANUFACTURER rejects the proposed amendment by telex or telefax notice to GEAR within two (2) business days of MANUFACTURER's receipt of such proposed amendment, the affected purchase order shall be deemed amended as provided in the proposed amendment.

5   PRICE, PAYMENT AND INVOICES

5.1 The price for any particular Footwear Product to be produced by MANUFACTURER under this Agreement shall be agreed to in writing by GEAR and MANUFACTURER prior to the placement of any purchase orders therefor. After such price agreement has been reached, the price of such Footwear Product shall remain firm and unchanged, except as may otherwise be agreed between GEAR and MANUFACTURER in writing.

5.2 Unless otherwise specified, all payments for the Footwear Products shall be made by means of: _______________________________________________________;
    terms    of    payment    for    the    Footwear    Products    shall
     be:_____________________________________________________________________.

5.3 The prices charged by the MANUFACTURER for the Footwear Products and the terms and conditions applied by it with respect to them, shall be no less favorable to GEAR than the prices charged by the MANUFACTURER for equivalent footwear products, or the terms or conditions applied by it with regard to such products, to any other person for whom MANUFACTURER produces similar footwear products.

6   SHIPMENT, DELIVERY AND TITLE

6.1 Unless otherwise specified in a particular purchase order, MANUFACTURER shall sell the Footwear Products to GEAR "FCA (...named place)" terms, where FCA shall mean "Free Carrier," as defined in International Chamber of Commerce, Incoterms, 1990. It is understood and agreed by the parties that, unless otherwise agreed to in writing by the parties hereto, all risk and title to all Footwear Products made and purchased hereunder shall remain in the MANUFACTURER until delivery of same to the Carrier or freight consolidator at the "named place" designated by GEAR in the relevant purchase order, and upon such delivery, shall then pass to and vest in GEAR.

6.2 MANUFACTURER shall immediately notify GEAR of any event that might delay delivery of the Footwear Products ordered beyond the delivery or shipping date specified in the relevant purchase order and the related letter of credit, and shall use its best efforts to avoid or minimize any such delay. MANUFACTURER acknowledges that TIME IS OF THE ESSENCE, and that any delivery delay in excess of ten (10) days shall constitute a material breach of this Agreement unless GEAR waives MANUFACTURER's default in writing. Unless MANUFACTURER's default is so waived, GEAR shall have the right to notify MANUFACTURER of its rejection of any delayed Footwear Products within thirty (30) business days after being notified of such delay and the circumstances thereof, and may in its sole discretion choose, and MANUFACTURER shall comply with, one of the following four methods of handling such delay:

    (i) In the event Footwear Production of the delayed Footwear Products has not been completed, GEAR may, without liability, cancel the purchase order for the delayed Footwear Products. Immediately upon receipt of notice of cancellation, MANUFACTURER at its own cost shall comply with any instructions of GEAR mandating destruction or disposition of any components, Trim, or Footwear Products bearing the Trademarks that were produced pursuant to the canceled purchase order; or,

    (ii) Immediately on receipt of instructions from GEAR, MANUFACTURER shall deliver the delayed Footwear Products by air, and shall bear the portion of the air freight in excess of the estimated normal ocean freight of such Footwear Products. "Normal ocean freight" shall mean the rate per cubic centimeter charged on the most recent ocean shipment; or,

    (iii)     GEAR may purchase the delayed Footwear Products for     *      of
              the price for the Footwear Products set forth on the relevant purchase order; or,

    (iv) GEAR may order such delayed Footwear Products to be destroyed, without cost to GEAR, in a manner approved in writing by GEAR. GEAR and/or its authorized representative may, in their sole discretion, witness such destruction or require such proof of destruction as they deem necessary.

    The provisions of this Section are subject to Section 14 ("Force Majeure"), but the

-----------------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

    remedies provided in this sub-section shall not be affected by any prior inspection of the Footwear Products, and are without prejudice to any other remedies provided by this Agreement or by law or in equity.

7   INSPECTIONS AND DEFECTIVE FOOTWEAR PRODUCTS

7.1 Upon receipt of reasonable notice, MANUFACTURER shall provide GEAR and/or its authorized representatives with access to all parts of MANUFACTURER's factory and any other facilities used by MANUFACTURER for Footwear Production, packaging, storage and delivery of the Footwear Products to enable GEAR to inspect and monitor the manufacture of the Footwear Products.

7.2 Prior to any shipment of a particular purchase order, MANUFACTURER shall deliver to GEAR an inspection certificate for each style of Footwear Product produced. MANUFACTURER shall only deliver the Footwear Products to GEAR after receipt of a copy of the inspection certificate signed by GEAR or its authorized representative. Footwear Products for which such a signed inspection certificate has not been obtained shall be considered unauthorized and may not be sold or transferred by MANUFACTURER except with the prior written consent of L.A. Gear. The signature by GEAR or its authorized representative on the inspection certificate shall not constitute a waiver of any rights under this Agreement or provided by law, and shall not bind GEAR should it subsequently determine that the Footwear Products do not conform to the quality standards or other specifications of the Footwear Products provided to the MANUFACTURER.

7.3 Immediately upon discovery of any defects in the Footwear Products, MANUFACTURER shall notify GEAR of such defects by telex or facsimile. The defective Footwear Products shall, at the option of GEAR, be:

    (i)       Classified by GEAR as "cosmetically flawed" or "B-grade" Footwear
              Products, and sold to GEAR for a price that is     *     of the
              price for the Footwear Products specified in the relevant purchase order; or,

    (ii) Classified by GEAR as "functionally flawed," or "C-grade" Footwear Products, and so notified to MANUFACTURER. Upon receipt of such notification from GEAR, MANUFACTURER shall arrange for such "C-grade" Footwear Products to be destroyed at its own cost in a manner approved in writing by GEAR and/or L.A. Gear under the supervision of GEAR and/or its authorized representatives; or,

    (iii) Rectified or corrected in accordance with the written instructions of GEAR and/or its authorized representatives to MANUFACTURER. GEAR shall have a right to re-inspect the Footwear Products after the alterations or rectifications have been completed by MANUFACTURER, and to specify air shipment of the rectified Footwear Products at Manufacturer's cost if necessary to meet the original delivery or shipment date.

    The provisions of this Section are not subject to Section 14, and the remedies provided herein shall not be affected by any prior inspection of the Footwear Products, and are

-----------------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

    without prejudice to any other remedies provided by law. MANUFACTURER acknowledges that any breach of this Section shall constitute a material breach of this Agreement.

7.4 If GEAR exercises option (iii) set forth in Sub-section 7.3 above, and MANUFACTURER is unwilling or unable for any reason to make the corrections suggested by GEAR within a reasonable time period stipulated by GEAR, GEAR reserves the right to make such corrections itself and to set off the cost thereof, including any air freight costs made necessary to meet the original delivery or shipping date, against any outstanding payments for the defective Footwear Products or against any future orders for the Footwear Products.

7.5 MANUFACTURER shall provide to GEAR, on at least a monthly basis, a written report (in a form approved by L.A. Gear) describing and quantifying the defective Footwear Products produced in each category thereof during that month.

7.6 If any controversy arises concerning defective Footwear Products or other property of GEAR that is in the possession of MANUFACTURER, MANUFACTURER shall immediately notify GEAR of such controversy and the number of Footwear Products or other property at issue, and such Footwear Products or other property shall, unless GEAR otherwise consents in writing, be stored by MANUFACTURER at its own expense pending resolution of such controversy.

7.7 MANUFACTURER expressly agrees that it will not sell, distribute or dispose of any Footwear Products rejected by GEAR as defective without the express prior written consent of GEAR.

7.8 MANUFACTURER acknowledges that certain manufacturing defects cannot be detected until after the Footwear Products have been delivered to GEAR and resold to consumers as components of finished footwear. Accordingly, MANUFACTURER agrees to pay GEAR or its nominee an amount equal to the landed, FOB cost of all Footwear Products manufactured by the MANUFACTURER for GEAR that are defective and returned to GEAR by any of its customers because of a defect contained in the Footwear Product, as well as a $1.50
    (USD) per pair handling charge. MANUFACTURER agrees to pay such amount to GEAR within thirty (30) calendar days of notification of such returned Devices. MANUFACTURER shall have the right to inspect any such returned Footwear Products to determine the nature of the defect, and GEAR may, at its option, reduce the amount that MANUFACTURER shall pay it for such returned Products, PROVIDED that MANUFACTURER completes such inspection and notifies GEAR of the results thereof within such 30-day period.

8   MANUFACTURING AND INVENTORY DATA

    MANUFACTURER shall at all times during the continuance of this Agreement and for one year thereafter keep at its usual place of business appropriate and accurate records of the manufacture and inventory of the Footwear Products and all purchases of materials and Trim for the Footwear Products. GEAR and/or its authorized representatives shall have reasonable access to MANUFACTURER's books of account, manufacturing and inventory data and other records and shall be allowed to make copies from such records.

9   WARRANTIES

    MANUFACTURER represents and warrants to GEAR that all Footwear Products shall conform strictly to the approved confirmation and quality samples thereof, any related Confidential Information, and all other applicable specifications and standards therefor, that they shall be free from defects in materials and workmanship, and that they shall be merchantable and saleable to GEAR's customers in the ordinary course of its business. GEAR may, without prejudice to any other of its remedies under law or this Agreement, return to MANUFACTURER any Footwear Products produced by it that do not comply with this warranty. In the event of such a return, GEAR shall be given full credit for the cost of the returned Footwear Products, plus any applicable shipping costs, duties and a reasonable handling fee.

10  TRIM AND MOLDS

10.1 With respect to MANUFACTURER's manufacture or procurement of Trim, and in particular, any Trim bearing the Trademarks, MANUFACTURER shall comply with the following conditions, unless otherwise agreed by GEAR or its designated representative.

    (i) Upon request by GEAR, MANUFACTURER shall forward to GEAR the names and addresses of each proposed Trim subcontractor, and (if different), the proposed provider(s) thereof (the "Trim Subcontractors"), as well as copies of all contracts or other documents between MANUFACTURER and such Trim providers concerning its procurement of Trim from them.

    (ii) Any order for Trim placed by MANUFACTURER shall be authorized by GEAR before it becomes effective. MANUFACTURER agrees to obtain such authorization from GEAR prior to dispatching any orders for Trim to any Trim Subcontractor.

    (iii) MANUFACTURER shall be responsible for obtaining executed Trim manufacturing agreements from each of its Trim Subcontractors substantially in the form of the Trim Agreement attached hereto as EXHIBIT K-I.

10.2 All Trim shall be and remain the exclusive property of GEAR, and shall be used by MANUFACTURER only in the manufacture of the Footwear Products. MANUFACTURER acknowledges that the loss of any Trim bearing the Trademarks would cause irreparable harm to GEAR, the amount of which would be difficult and impractical to establish. Therefore, MANUFACTURER agrees to
     pay to GEAR immediately upon demand by it the sum of    *    for each
     unaccounted for, lost or misplaced item of Trim bearing the Trademarks. The parties agree that this sum represents a fair and reasonable estimate of the damage to GEAR caused by any such loss.

10.3 At such time as GEAR in its sole discretion so requests, MANUFACTURER and its Trim Subcontractors shall immediately deliver to GEAR or its designee any samples, Molds, Trim or Footwear Products bearing the Trademarks. Neither MANUFACTURER nor any of the Trim Subcontractors shall be entitled under any circumstances to retain any such items as a setoff against any monies due or to become due from GEAR or any other

-----------------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

    authorized purchaser of the Footwear Products. GEAR shall reimburse the relevant party for its reasonable costs incurred in the production of such items and their delivery to it. In the case of Molds or other hard tooling bearing any of the Trademarks, including GEAR proprietary ornamental designs, such reasonable costs shall include the unamortized value of the Molds according to the terms of the Tooling Agreement attached hereto as EXHIBIT K-II.

10.4 All Molds made or procured by MANUFACTURER in connection with the Footwear Products shall be and remain the property of GEAR; GEAR may, under certain conditions and in its sole discretion, allow MANUFACTURER or the relevant Subcontractor to retain ownership and/or possession of certain Molds; PROVIDED, however, that in such instances, MANUFACTURER and its Subcontractors shall comply strictly with GEAR's instructions regarding removal of the Trademarks from the Molds, and shall permit GEAR and/or its authorized representative to supervise such removal.

10.5 MANUFACTURER acknowledges that all Molds made or procured by MANUFACTURER in connection with the Footwear Products are and shall remain the property of GEAR, and that the loss of any such Mold would cause irreparable harm to GEAR, the amount of which would be difficult and impractical to establish. Therefore, MANUFACTURER agrees to pay to GEAR immediately upon demand by it
     the sum of      *    for each such unaccounted for, lost or misplaced Mold.
     The parties agree that this sum represents a fair and reasonable estimate of the damage to GEAR caused by any such loss.

10.6 MANUFACTURER agrees (i) not to sell, transfer possession or otherwise dispose of any Molds without the prior written consent of GEAR or its representative, (ii) to use such Molds solely for the manufacture of the Footwear Products, and (iii) not to reproduce such Molds, unless so authorized in writing by GEAR.

10.7 MANUFACTURER agrees that GEAR and its authorized representatives shall be entitled to enter upon any premises of MANUFACTURER where any samples, Molds, Trim or Footwear Products or other property of GEAR are reasonably thought to be located, and may peaceably recover possession of any such items located there, if, in GEAR's reasonable opinion, MANUFACTURER is in breach of any of the terms of this Section 10.

11  TRADEMARKS

11.1 MANUFACTURER hereby acknowledges (i) the validity of the Trademarks, (ii) that GEAR has at all times had, and shall continue to have, the exclusive right, title and interest in and to the Trademarks, (iii) that neither this Agreement nor the performance of any services by MANUFACTURER hereunder shall confer on MANUFACTURER any right, title or interest in or to the Trademarks, and (iv) that, except as authorized herein, MANUFACTURER does not have any permission to and will not adopt, use, register, or attempt to register as a trademark, trade name, business name or corporate name or part thereof, whether during the continuance of this Agreement or after its termination, any word, symbol, brand, chop or other emblem identical or confusingly similar to any of the Trademarks.

11.2 MANUFACTURER agrees that any use whatsoever of the Trademarks by MANUFACTURER shall inure to the benefit of GEAR, and agrees to assist GEAR to

-----------------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

    maintain, perfect and enhance its title and interest in relation to its Trademarks. MANUFACTURER shall not do or cause to be done any act or thing contesting or in any way impairing or likely to impair any part of GEAR's right, title and interest in and to the Trademarks, or detrimental to the reputation and goodwill of GEAR or the Footwear Products.

11.3 MANUFACTURER acknowledges that the sale and/or distribution of the Footwear Products and/or use of any of the Trademarks except as herein agreed may result in immediate irremediable damage to GEAR, and MANUFACTURER further acknowledges that GEAR may have no adequate remedy for such damage. In the event of such failure, GEAR shall be entitled to equitable relief by way of temporary, preliminary and/or permanent injunction.

11.4 MANUFACTURER agrees to use its best efforts to protect the Trademarks. If any of the Trademarks is infringed, GEAR may take such action as GEAR may deem appropriate, and upon request, MANUFACTURER shall, at GEAR's expense, cooperate fully with it in any such action. MANUFACTURER further agrees to notify GEAR immediately of any instance in which any person other than GEAR requests MANUFACTURER to manufacture Footwear Products using any of the Trademarks or any name, trademark, logo or design identical to or confusingly similar to those used by GEAR, and of any other facts or circumstance that suggests that any other person may be wrongfully using any such name, trademark, logo or design; PROVIDED, however, that MANUFACTURER shall not take any action with respect to any such request or use unless requested to do so by GEAR in writing.

12  INSURANCE

12.1 During the entire term of this Agreement and at all times during which the Footwear Products are sold and for one (1) year thereafter, MANUFACTURER shall, at its own expense, maintain in full force and effect a policy of commercial general liability insurance, including product liability insurance, written on an "occurrence" form and with a reputable insurer, in an amount of not less than five million U.S. Dollars (US$5,000,000.00), naming GEAR and its affiliates as an "additional insured" thereon; such policy shall provide for at least thirty (30) days' advance written notice to the named insureds of any cancellation or substantial modification thereof (including, without limitation, any reduction of the aggregate coverage limit).

12.2 Within thirty (30) days of its execution of this Agreement, and as GEAR may reasonably request from time-to-time thereafter, MANUFACTURER shall provide GEAR with a certificate of such insurance coverage; renewal certificates of such policy shall be issued at least ten (10) days prior to the date of the policy expiration.

13  INVENTIONS

13.1 MANUFACTURER shall inform GEAR promptly and fully of all Inventions made or developed by it in the course of or in connection with MANUFACTURER's performance of services under this Agreement and/or on GEAR's behalf. Upon request by GEAR, such information shall be in the form of a written report, setting forth in detail the structures, procedures, processes, compositions and methodology employed therein, as well as the results achieved thereby.

13.2 MANUFACTURER hereby assigns and agrees to assign to GEAR all of MANUFACTURER's rights in and to such Inventions and in and to any applications for United States or foreign letters patent and copyrights and to any resulting letters patent and copyright registrations therefor. MANUFACTURER warrants to GEAR that it shall secure such agreements with its employees and/or permitted Sub-contractors as are necessary to carry out the provisions of this Section. MANUFACTURER shall execute all documents when reasonably called upon by GEAR to do so in order to perfect L.A. Gear's title and interest to all Inventions.

14  CONFIDENTIAL INFORMATION AND NON-DISCLOSURE

14.1 MANUFACTURER acknowledges that it may receive Confidential Information from GEAR and/or the Purchasers in connection with the manufacture of the Footwear Products. MANUFACTURER agrees that it shall use such Confidential Information solely for the purpose of the manufacture of Footwear Products in accordance with this Agreement. It shall not at any time disclose, appropriate or use, and shall at all times prevent its directors, officers, employees, agents and independent contractors from disclosing, appropriating or using such Confidential Information on their own behalf or on behalf of others.

14.2 MANUFACTURER acknowledges that GEAR has at all times had, and shall continue to have title to all Confidential Information. MANUFACTURER shall restrict the circulation of Confidential Information to such persons who must have access to such Confidential Information in order for MANUFACTURER to manufacture the Footwear Products. MANUFACTURER shall not make or permit to be made by its directors, officers, employees, agents or independent contractors any copies, abstracts, or summaries of any Confidential Information. MANUFACTURER shall immediately, upon GEAR's request, or upon termination of this Agreement for any reason whatsoever, promptly return all Confidential Information, including all copies, abstracts, or summaries made, whether or not authorized, to GEAR or, at GEAR's election, destroy the same in the presence of GEAR's authorized representative. MANUFACTURER shall obtain from its key personnel separate undertakings with respect to the restriction of circulation, the making of any copies, abstracts or summaries, and the return, as aforesaid, of any Confidential Information.

14.3 The provisions of this Section shall not apply to Confidential Information if the same was in the public domain at the time it was disclosed or thereafter shall fall into the public domain, except through the fault of MANUFACTURER, its employees, agents or Sub-contractors.

15  FORCE MAJEURE

    If MANUFACTURER is materially inhibited from performing any of its obligations under this Agreement by act of God or governmental action or similar act reasonably beyond MANUFACTURER's control, MANUFACTURER shall immediately notify GEAR thereof, giving full particulars of the circumstances in question. MANUFACTURER shall then be relieved of liability to GEAR for failure to perform such obligations, but shall nevertheless use its best efforts to resume full performance thereof without avoidable delay, provided that if any delay in MANUFACTURER's performance caused by act of God or governmental action exceeds thirty (30) days: (i) GEAR may cancel any pending purchase order without any liability, and/or (ii) GEAR may, at its option, terminate this Agreement effective immediately.

16  TERM AND TERMINATION

16.1 This Agreement shall continue in full force and effect until terminated by either party as herein provided. Insofar as they are not unenforceable, the provisions of Sections 1, 8-13, 15, 16, 23, 24 and 25 shall survive any termination of this Agreement.

16.2     This Agreement may be terminated by any party, without cause, on ninety
         (90) days' written notice. In addition, GEAR shall have the right to terminate this Agreement, and GEAR shall have the right to cancel any purchase order, without further liability to MANUFACTURER, for good cause, at any time by giving fourteen (14) days' notice in writing to MANUFACTURER in any of the following events (each constituting "good cause"):

    (i) If MANUFACTURER commits a material breach of any of the terms of this Agreement and fails to remedy the same within thirty (30) days of being notified by GEAR of the breach;

    (ii) If MANUFACTURER shall sell or transfer more than 33% of its assets, or any person competing or likely to compete with the Footwear Products acquires direct or indirect control of MANUFACTURER; or,

    (iii) If MANUFACTURER shall make an assignment for the benefit of its creditors, or shall fail to meet its obligations as they come due, or a trustee or receiver shall be appointed for MANUFACTURER or any of its assets or if MANUFACTURER petitions for or is ordered into bankruptcy or liquidation or reorganization.

17  CONSEQUENCES OF TERMINATION

17.1 On the termination of the Agreement for any reason, MANUFACTURER hereby undertakes to:

    (i) Immediately cease manufacturing, distributing, selling, or in any way dealing with, any Footwear Products or Trim bearing the Trademarks, or any carton, container, packing or wrapping material, or advertising, promotional, or display material pertaining thereto, except as consented to by GEAR in writing; and

    (ii) Upon receipt of a written request from GEAR therefor, promptly sell to GEAR, at MANUFACTURER's cost, all raw materials, packaging materials or components and unfinished Footwear Products held by or on behalf of MANUFACTURER or under the control of MANUFACTURER at the date of termination.

17.2 Sixty (60) days before the expiration of this Agreement and/or ten (10) days after receipt of notice of earlier termination by MANUFACTURER, MANUFACTURER shall furnish GEAR with a statement showing the number and description of the Footwear Products and Trim in its possession or under its control. GEAR reserves the right to take a physical inventory of the Footwear Products and Trim to verify such inventory, and MANUFACTURER agrees to allow Purchaser's authorized representatives into its premises to carry out the physical inventory. Such physical inventory may be undertaken during regular business hours by GEAR or its authorized representatives without advance notice to MANUFACTURER.

17.3 The termination of this Agreement shall not affect the respective rights and liabilities of each of the parties hereto that accrued prior to such termination. After the termination of this Agreement, the parties shall continue to be bound by the terms herein until MANUFACTURER completes any outstanding order(s) that had commenced prior to the notice for termination.

18  COMPLIANCE WITH LOCAL LAWS

18.1 MANUFACTURER warrants that all Footwear Products produced during the term of this Agreement shall be in full compliance with all applicable laws and regulations then in force.

18.2 Whenever registration of this Agreement with relevant governmental authorities is necessary to preserve GEAR's rights under this Agreement, MANUFACTURER shall give prompt notice to GEAR thereof so that GEAR may preserve its rights herein.

19  HUMAN RIGHTS POLICY

    MANUFACTURER acknowledges that it has read the document entitled, "L.A. Gear, Inc. Human Rights Commitment," attached hereto as EXHIBIT K-III, and agrees that GEAR may terminate its relationship with MANUFACTURER in the event of any willful non-compliance with, or refusal to correct promptly any non-compliance with, the Guidelines set forth therein by the MANUFACTURER.

20  NOTICES

    All notices to be sent to any party shall either be (i) dispatched by telex or telefax with confirmed answer back by telex or telefax, or (ii) mailed by first class prepaid air mail, return receipt requested, to the parties at the following addresses:

         If to MANUFACTURER:      ____________________________

                                  ____________________________

                                  ____________________________

                                  ____________________________

                        Telefax:  ____________________________

         If to GEAR:              L.A. Gear, Inc.
                                  Operations Dept.
                                  2850 Ocean Park Blvd.
                                  Santa Monica, CA 90405
                                  Telefax: (310) 581-____

         with a copy to:          L.A. Gear, Inc.
                                  Legal Dept.
                                  2850 Ocean Park Blvd.
                                  Santa Monica, California 90405
                                  Telefax: (310) 581-7766
    or to such other address as may have been notified in writing by one party to the other in accordance with this paragraph. Any notice sent by telex or telefax shall be deemed received on the following business day in the location of the recipient. Any notice sent by air mail shall be deemed to have been received ten (10) days after mailing.

21  ASSIGNMENT

    GEAR may assign in whole or in part its rights and obligations hereunder to any other entity. Without the prior written consent of GEAR, MANUFACTURER shall not transfer or assign this Agreement or any rights or obligations thereunder.

22  NO PARTNERSHIP OR AGENCY

    Nothing in this Agreement shall be deemed to constitute a partnership between the parties or to make MANUFACTURER an agent of GEAR for any purpose. MANUFACTURER shall have no authority to bind GEAR or to contract in the name of or create any liability of GEAR.

23  NO SUB-CONTRACTORS

    Except as provided in Section 10, MANUFACTURER shall not, without the prior written consent of GEAR, authorize or permit any portion of any of the Footwear Products bearing the Trademarks to be produced or manufactured by any person other than MANUFACTURER. MANUFACTURER agrees that it shall be responsible for the actions or omissions to act of any sub-contractor used by it in connection with any of the Footwear Products or with satisfying any of MANUFACTURER's responsibilities under this Agreement.

24  WAIVER

    The failure of any party to enforce any term or provision hereof shall not be construed to be a waiver of such term or provision and shall in no way affect the right of such party thereafter to enforce such term or provision or any other term or provision hereof.

25  GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America (regardless of any jurisdiction's choice of law principles). However, if any law in the Territory require terms other than or in addition to those contained herein, then this Agreement shall be deemed modified so as to comply with such laws, but only to the extent necessary to prevent the invalidity of this Agreement or any material provision hereof, the imposition of fines or penalties, or the creation of civil or criminal liability as a result thereof. The forum for the resolution of any dispute related to this Agreement, or between the parties to this Agreement, whether sounding in tort, contract or equity, or based upon federal or state statute or regulation, shall be Los Angeles County, California, except that GEAR reserves the option of choosing MANUFACTURER's legal domicile as the forum if MANUFACTURER is a defendant in the dispute. MANUFACTURER waives any objection to (1) jurisdiction; (2) venue; and (3) service of process of any federal or state court in Los Angeles County, California. GEAR and

    MANUFACTURER each agrees that service of process upon it, in any such suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in section 18 (other than by mail).

26  REPRESENTATION AND WARRANTIES

    Each party represents and warrants to the others that: (a) it has full power and authority to enter into and to discharge its responsibilities under this Agreement, and (b) the making and performance of this Agreement does not violate any applicable provision of law or violate any other agreement to which it is a party.

27  ENTIRE AGREEMENT

    This Agreement and the Exhibits attached hereto contain the entire understanding of the parties and supersede all prior written and oral agreements, understandings or commitments made by the parties with respect to the subject matter hereof. If any provision of this Agreement shall be found void or unenforceable under the laws of any jurisdiction, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement or the interpretation of this Agreement under the laws of any other jurisdiction.

28  AMENDMENT

    This Agreement may be amended only in a writing signed by all parties.

29  EFFECTIVENESS

    The submission of this Agreement does not constitute an offer. This Agreement shall become effective only upon execution thereof by Company and Distributor.

30  AUTHORITY

    Each signatory hereto personally represents and warrants that he or she has the legal authority, right and power to execute this Agreement on behalf of the party on whose behalf he or she is signing, and personally represents and warrants that such party has the legal authority, right and power to grant the rights and undertake the duties provided for in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective, duly authorized representatives as of the date first written above.

MANUFACTURER:                               L.A. GEAR, INC.:

By:________________________                 By:________________________

Title:______________________                Title:______________________

Date:______________________                 Date:______________________

                                     EXHIBIT K-I

                             TRIM MANUFACTURING AGREEMENT

    WHEREAS, L.A. Gear, Inc. ("GEAR") is the owner of the trademark, L.A. GEAR, and other valuable trademarks ("Trademarks");

    WHEREAS,____________________________________ ("MANUFACTURER"), has entered into a Manufacturing Agreement with GEAR wherein MANUFACTURER is authorized to produce certain footwear products ("Footwear Products") for GEAR to its order;

    AND WHEREAS, MANUFACTURER now desires to contract with _______________________________________ ("SUBCONTRACTOR"), to make or otherwise supply MANUFACTURER with accessory items bearing the Trademarks ("Trim") to be used in the production of the Footwear Products;

   NOW THEREFORE, the parties hereto agree, for the benefit of themselves and GEAR, as follows:

    1. That all Trademark-bearing accessory items, including but not limited to, insoles, midsoles, outsoles, linings or inserts; inflation, rebound or other devices; thread, closures, snaps, studs, rivets, fasteners, and laces; boxes, packaging, materials, tags, and labels; computer chips, PROMS, cams, Gross tapes, and Jacquard tapes; and any other materials bearing the Trademarks of GEAR (hereinafter, "Trim") are the property of GEAR, and that the misappropriation of such items is theft and may be prosecuted.

    2. That said Trim items have a substantially greater value in the marketplace than said items not bearing such Trademarks.

    3. That the above mentioned Trademarks have come to represent and connote quality goods and their authenticity.

    4. That diversion, loss or misappropriation of any Trim items or any other items bearing the Trademarks or essential to the Footwear Production of Trademarked items by anyone may have a substantial negative impact on the value of such Trademarks if such items subsequently become incorporated into counterfeit goods or are otherwise misused.

    5. That in order to protect the value of the above Trademarks and in consideration of the selection of SUBCONTRACTOR to perform labor and work for MANUFACTURER, SUBCONTRACTOR will maintain a strict accounting for and inventory of all items of Trim bearing said Trademarks.

    6. SUBCONTRACTOR agrees to supply the Trademarked Footwear Products which are the subject of this Agreement only to GEAR or the MANUFACTURER specifically designated above. SUBCONTRACTOR further agrees to supply GEAR periodically and upon request with an accounting of the quantity of Footwear Products ordered and/or shipped to MANUFACTURER.

    7. SUBCONTRACTOR is not entitled to dispose of any such items, whether first quality or scrap in any manner, but agrees to return each and every such item to GEAR or to

MANUFACTURER. SUBCONTRACTOR acknowledges its duties of strict accountability for all Trademarked items hereunder.

    8. Failure of the SUBCONTRACTOR to furnish a strict accounting and inventory to GEAR or to MANUFACTURER that is acceptable to GEAR, will result in CONTRACTOR's liability to GEAR and MANUFACTURER for damages, as well as potential criminal liability.

    9. SUBCONTRACTOR agrees to be subject to inspection by representatives of GEAR or MANUFACTURER. SUBCONTRACTOR further agrees that, with respect to Quality Control, it shall be bound by the same provisions as those that bind MANUFACTURER in the Manufacturing Agreement with GEAR.

    10. SUBCONTRACTOR agrees to allow access to its premises and physical inventory of all Trademark-bearing goods at any reasonable time by GEAR, MANUFACTURER, or the agents of either of them.

    11. The parties hereto acknowledge that SUBCONTRACTOR may have need for computer chips, PROMs, cams, Jacquard tapes, Gross tapes, dies, molds, or other materials to accurately reproduce the Trademarks. SUBCONTRACTOR acknowledges that said items are the property of GEAR, and that, immediately on demand or upon termination of the contractual relationship, it shall immediately deliver said items, together with any other items of Trim, to GEAR or the MANUFACTURER. SUBCONTRACTOR further acknowledges its liability for any unauthorized reproduction of the Trademarks and, in addition to any actual damages for violation of this Agreement, SUBCONTRACTOR agrees to pay reasonable attorney's fees and costs necessary to enforce this Agreement with or without litigation.

    12. In the event that, prior to the execution of this Agreement, SUBCONTRACTOR possessed any above mentioned Trademarked items, said items shall be subject to this Agreement. This Agreement shall cover all Trademarked items in the possession of the SUBCONTRACTOR.


MANUFACTURER                           TRIM MANUFACTURER


By:______________________              By:_______________________

Title:____________________             Title:_____________________

Dated:___________________              Dated:____________________

                                     EXHIBIT K-II

                                  TOOLING AGREEMENT


For Style No._____________________          Contract #_________________________

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                                       TOOLING
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    ITEM           QUANTITY            SIZES               UNIT COST USD

--------------------------------------------------------------------------------

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       Total tooling cost: _____________________  U.S. Dollars ("USD")

This Tooling Agreement is entered into as of _________, 199__, by and between L.A. Gear, Inc., 2850 Ocean Park Boulevard, Santa Monica, California, 90405, U.S.A. ("GEAR"), and ___________________________________________________________
__________________________________________________ ("MANUFACTURER").

MANUFACTURER agrees to use the tooling described above (the "Tooling") to manufacture the style of footwear designated above according to L.A. Gear's specifications and other instructions. GEAR agrees to pay MANUFACTURER the amount of $_______________ USD for the total tooling cost as set forth above by adding $________________ USD to the F.O.B. price on the first ___________ pairs of footwear of the identified style that MANUFACTURER produces pursuant to GEAR's order using such Tooling. GEAR shall not be obligated to order any or all of the pairs identified, and if, by the end of one year from the date of this Tooling Agreement, said total tooling cost has not been fully paid for by GEAR, or if GEAR, in its sole discretion, wishes MANUFACTURER to surrender the Tooling to GEAR, GEAR will pay the unpaid balance of such Tooling to MANUFACTURER. MANUFACTURER acknowledges that GEAR owns each and every part of the Tooling, and MANUFACTURER shall surrender each and every part of the Tooling, including all original molds and any copies or duplicates thereof, to GEAR within 10 calendar days of its request to do so.

MANUFACTURER agrees that the Tooling was received in new or like-new condition and MANUFACTURER agrees to keep the Tooling in new or like-new condition throughout the time period in which MANUFACTURER has the Tooling in its possession or control, reasonable wear and tear excepted. In the event that the Tooling that is surrendered to GEAR is not in new or like new condition, MANUFACTURER agrees to pay all costs incurred to bring the Tooling back up to like-new condition. MANUFACTURER agrees that the Tooling shall be used only as expressly approved and authorized by GEAR, and shall not be used for anything other than GEAR business.


    MANUFACTURER:                           L.A. Gear, Inc.:

_____________________________                    ____________________________
    (Authorized signature)                     (Authorized signature)

_____________________________                    ____________________________
         (Title)                                      (Title)

_____________________________                    ____________________________
         (Date)                                       (Date)

                                    EXHIBIT K-III

                                   L.A. GEAR, INC.
                               HUMAN RIGHTS COMMITMENT

As a responsible corporate citizen and an active participant in an ever-growing global economy, L.A. Gear, Inc. ("L.A. Gear") accepts its moral and ethical obligation to enter into and maintain business relationships only with business partners which adhere to the human rights guidelines set forth below.

Our "business partners" are defined as contractors, subcontractors and suppliers who provide labor and/or materials utilized in the manufacture of LA Gear products.

In developing these guidelines we have sought (i) to use standards that are fair and that define issues which are substantially under the control of our individual business partners, (ii) to recognize the diverse cultures in which our business partners operate, and (iii) to ensure that our products are manufactured in an environment which encourages individuals to take pride in their work

In general, LA Gear seeks business partners whose workers are employed voluntarily, not put at risk of physical harm, fairly compensated, enjoy the right of free association, and are not otherwise exploited in any manner.

1. NON-DISCRIMINATION. LA Gear will seek business partners who base their hiring and employment practices on the basis of the ability of workers to do the job correctly, rather than on personal characteristics (e.g., race, color, national origin, gender, sexual orientation, etc.) or political, religious or other beliefs.

2. COMPENSATION. LA Gear will only do business with partners who compensate their workers in accordance with applicable local law, if any, and prevailing local manufacturing industry practices. LA Gear will seek business partners who are committed, within the context of national practices and conditions, to improving community conditions and addressing the basic needs of workers and their families.

3. WORKING HOURS. LA Gear will seek business partners who do not require work weeks, on a regularly scheduled basis, of in excess of 60 hours, and who provide appropriate compensation for overtime in compliance with applicable local law, if any, and prevailing local manufacturing industry practices.

4. CHILD LABOR. LA Gear will not do business with partners who employ child labor. A "child" is defined as a person who is under the greater of (i) 14 years of age, or (ii) the age for completing compulsory education in the country in which a business partner is located.

5. FORCED AND/OR PRISON LABOR. L.A. Gear will not do business with partners who use or exploit forced and/or prison labor, including compulsory labor intended to accomplish the suppression of political beliefs.

6. FREEDOM OF ASSOCIATION. L.A. Gear values the individual rights of freedom of association and freedom of assembly, and will not do business with partners who seek to suppress or violate these basic human rights.

7. WORKPLACE SAFETY. LA Gear will seek business partners who provide workers with a safe and healthy work environment, free from exposure to hazardous conditions. Any residential facilities provided to workers by business partners should likewise be safe and healthy facilities.

8. LEGAL REQUIREMENTS. L.A. Gear expects its business partners to be aware of and to comply with any and all local legal requirements applicable to the conduct of their respective businesses.

                                     EXHIBIT "L"


                         LIGHTING COMPONENT SUPPLY AGREEMENT


    This AGREEMENT, effective as of ________________, 199___, is made by and between the following Parties:

    1.
     _____________________________________________________________("Vendor"),
having an office located at __________________________________________________;
and,

    2. L. A. Gear, Inc. ("L. A. Gear"), a corporation organized and existing under the laws of the State of California, having an office located at 2850 Ocean Park Blvd., Santa Monica, California, 90405.


                                     WITNESSETH:

    WHEREAS, VENDOR possesses the technical and manufacturing skills, experience, equipment, know-how and facilities necessary to manufacture certain electronic light Components (as defined in Section 2.1 below), which Components are adapted for incorporation into certain lighted footwear, and desires to enter into a manufacturing and supply relationship with L. A. Gear wherein VENDOR will make and sell the Components to L. A. Gear and/or its Designees (as defined in Section 1.2 below), at their order, for such purpose; and,

    WHEREAS, L. A. Gear is in the business of designing, developing, making (or having made), importing, exporting, selling, offering for sale, distributing and otherwise disposing of quality lighted footwear, and desires to have VENDOR make and supply the Components to it and/or its Designees for incorporation into such lighted footwear.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Parties hereto hereby agree as follows.


                               SECTION 1.0: DEFINITIONS

As used throughout this Agreement, and unless otherwise specified, the following terms shall have the meanings indicated below:

    1.1  "COMPONENTS" shall mean   *   to be manufactured by VENDOR to
agreed-upon specifications for purchase by L. A. Gear or its Designees, which
are suitable for incorporation into footwear, comprising    *    which, when
assembled, interconnected, and incorporated into footwear, result in lighted footwear.

    1.2 "DESIGNEES" shall mean such third-party footwear manufacturers in privity with L.A. Gear as it may, from time-to-time, authorize to order and purchase Components from VENDOR during the course of this Agreement for the purpose of making lighted footwear.

-----------------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

    1.3 "Term" shall mean the period of time beginning on the effective date of this Agreement and ending upon any termination of this Agreement pursuant to any termination provisions thereof.

    1.4 Purchaser" shall mean the entities, i.e., either L.A. Gear, its authorized buying agent(s), or one of the Designees, who are authorized to place purchase orders for the Components under this Agreement.


                             SECTION 2.0:  MANUFACTURING

    2.1 OBLIGATIONS OF THE PARTIES. During the Term of this Agreement, VENDOR shall manufacture (or cause to be manufactured) and deliver to the order of
L. A. Gear and/or its Designees such quantities of the Components as they shall order, and L. A. Gear and/or its Designees shall order, purchase and pay for, such Components.

    2.2 CONFIRMATION SAMPLES. No later than ten (10) days after the execution and delivery of this Agreement, but in any event, prior to placement of any purchase order for any particular type of Component, VENDOR shall deliver to L.A. Gear for its approval at its California offices three identical samples of each type of Component that L.A. Gear proposes be purchased or have purchased from VENDOR under this Agreement, together with a quote of the price which VENDOR proposes to charge L.A. Gear or its Designees for such Components, broken down by quantity; the samples shall be approved by L.A. Gear in its sole and absolute discretion (collectively, the "Confirmation Samples") as follows:

    (a) If L.A. Gear approves the Confirmation Samples, it shall so notify VENDOR in writing.

    (b) If L.A. Gear disapproves the Confirmation Samples, it shall promptly provide written notice thereof to VENDOR, accompanied by an explanation of the grounds for such disapproval and suggestions of appropriate changes to the Confirmation Samples and/or other components or materials which, if made, would result in approval. VENDOR shall strictly comply with any such comments or instructions in the manufacture of the Confirmation Components, and shall, within ten (10) U.S. business days thereof, deliver to L.A. Gear for its approval at its California offices three identical samples of Confirmation Components that have been modified in accordance with such comments or instructions, or if it cannot, shall provide L.A. Gear with a written explanation of why it cannot comply with such comments or instructions.

    (c) Failure of L.A. Gear to respond to delivery of any Confirmation Samples or to provide express approval of them from an authorized officer of L.A. Gear shall be deemed disapproval of the samples.

    (d) VENDOR shall deliver Confirmation Samples to L.A. Gear, and L.A. Gear shall approve or disapprove of them in accordance with the terms of this Section until L.A. Gear approves the particular Samples in question and so notifies VENDOR in writing. VENDOR shall not commence the manufacture of production quantities of any type of Components on behalf of L.A. Gear or any of its Designees based on such samples and/or other materials, without making the changes or revisions requested by or otherwise approved by L.A. Gear, and until L.A. Gear has agreed with VENDOR in writing that the particular Confirmation Samples in question comply fully with its requirements, including its price in production quantities. Upon acceptance by L.A. Gear, the Confirmation Sample in question, together with the current specification thereof, shall become and remain the standard by which any claims for form, fit, function, workmanship or quality shall be judged. Each party shall maintain in its custody one of the three L.A.-Gear-approved Confirmation Samples, certified as such by an appropriate officer of the other party, and the third sample shall be made available for use the quality control agent or representative appointed to inspect the production Components. From and after acceptance in writing by L.A. Gear of the Confirmation Samples, all Components manufactured and supplied by Vendor must meet or exceed the functional requirements, workmanship and quality of the relevant specifications and Confirmation Samples.

    2.3 PLANT INSPECTIONS; QUALITY SAMPLES. L. A. Gear and/or its authorized agent or representative shall have the right, on reasonable notice and during business hours, to visit any Component manufacturing and/or assembly facility under the control of VENDOR, and any other facilities used by VENDOR for production, packaging, storage and delivery of the Components, to enable them to inspect and monitor the manufacture and/or delivery of the Components and to take a reasonable number of inspection samples of Components then in production without charge.

    2.4 PROTOTYPE COMPONENTS. During the Term of this Agreement, L. A. Gear may, from time to time, request that VENDOR produce samples of certain new types of Components ("Prototype Components") having application to new types or styles of Lighted Footwear, and/or participate in the design and development of same; promptly after receipt of such request, VENDOR shall quote a price for the manufacture and delivery of such Prototype Components, and, upon L. A. Gear's order, shall make and deliver to L. A. Gear such number of such Components as may be requested; VENDOR acknowledges that L. A. Gear's purchase of such samples shall not obligate it to purchase production quantities of such Components.

    2.5  PLACING AND FILLING ORDERS.

    (a) Unless otherwise agreed by the parties, purchase orders for Components may be placed by L. A. Gear, its authorized buying agent(s) and/or any authorized L.A. Gear Designee; L. A. Gear may, in its sole discretion, add to or subtract from the list of approved Designees by written notice to VENDOR.

    (b) Unless otherwise agreed in writing between the parties, all orders to VENDOR for Components shall be made by a written purchase order, in the English language, initiated by either L. A. Gear, its authorized agents, and/or its Designees not less than thirty (30) days prior to the required shipping date for such order; the Parties acknowledge and agree that, while the Designees are neither related to nor the agents of L.A. Gear, the provisions of this Agreement shall apply to purchase orders initiated by a Designee as if such Designee were a party hereto; in the event of any conflict between the terms of any purchase order and this Agreement, the terms of this Agreement shall govern.

    (c) All purchase orders for the Components are subject to acceptance by VENDOR by written confirmation thereof sent by VENDOR to the ordering Purchaser via telex or telefax within five (5) U.S. business days of the receipt of such order.

    (d) Purchase orders may be placed or amended by the ordering Purchaser after their placement by sending a telex or telefax notice thereof to VENDOR; VENDOR shall acknowledge receipt of such notice reasonably promptly after its receipt by sending a telex or telefax notice thereof to its originator, and shall accept or reject each such order or amendment by telex or telefax within five (5) calendar days after its receipt.

    (e) Acceptance of any purchase order shall be strictly limited to the terms specified in this Agreement and the purchase order itself; any other terms contained in VENDOR's order confirmation or any other document used by VENDOR to communicate its acceptance shall be void unless otherwise agreed to, in writing, by the ordering Purchaser.

    2.6  PRICE, PAYMENT AND INVOICES.

    (a) The confirmation price, quantity and delivery schedule terms for each type of Component to be produced by VENDOR hereunder shall be as agreed in writing by VENDOR and L.A. Gear prior to issuance of any purchase order applicable thereto; thereafter, such terms shall remain firm and unchanged as to such purchase order, except as otherwise subsequently agreed in writing between VENDOR and L.A. Gear.

    (b) Unless otherwise agreed in writing between VENDOR and L.A. Gear, payment for the Components shall be made by means of ____________________ ______________, upon the following terms:________________________________
    _______________.

    2.7 COMPONENT SHIPMENT, DELIVERY AND TITLE. Unless otherwise specified in a particular purchase order, VENDOR shall sell the Components to the Purchasers "FCA (...named place)" terms, where FCA shall mean "Free Carrier," as defined in International Chamber of Commerce, Incoterms, 1990, and "Carrier" shall refer to the carrier designated by the Purchaser in the relevant purchase order or elsewhere. It is understood and agreed by the parties that, unless otherwise agreed to in writing by the parties hereto, all risk and title to all Components made and purchased hereunder shall remain in VENDOR until delivery of same to the Carrier at the "named place" designated by the Purchaser in the relevant purchase order, and upon such delivery, shall then pass to and vest in the Purchaser.

    2.8 DELAYED COMPONENT DELIVERY. VENDOR shall promptly notify L.A. Gear and any other affected Purchaser of the Components of any event that will delay delivery of the Components ordered beyond the delivery or shipping date specified in the relevant purchase order and the related letter of credit, and shall use all reasonable efforts to avoid or minimize any such delay; VENDOR acknowledges that TIME IS OF THE ESSENCE, and that any delay in the delivery of the Components is substantially prejudicial to L. A. Gear's interests; PROVIDED, however, and subject to the provisions of Section 9.0 ("Force Majeure"), and in lieu of any other remedy available to it, and upon notice thereof by the affected Purchaser to VENDOR within five (5) business days of the delayed delivery date, that such Purchaser's remedy with respect to any delayed portion of any order for Production Components shall be limited to the following remedies:

     Shipping Delay
      Period, Days                          Remedy
      ------------                           ------

       * to * VENDOR shall, at its own expense, ship such portion during the remainder of this period VIA D.H.L. "International Rush Service," or equivalent.

       * to * In addition to shipping such portion during the remainder of this period VIA D.H.L. "International Rush Service," or equivalent, VENDOR shall pay the Purchaser a penalty of * of the FCA invoice price of such portion.


-----------------------
* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

       * to * In addition to shipping such portion during the balance of this period VIA D.H.L. "International Rush Service," or equivalent, VENDOR shall pay the
                             Purchaser a penalty of     *    of the FCA invoice
                             price of such portion.

       * to * The Purchaser may elect between requiring VENDOR to ship such portion during the balance of this period VIA D.H.L. "International Rush Service," or equivalent and paying the Purchaser a penalty of
                                 * of the FCA invoice price of such portion, OR, may cancel such portion without further expense to itself.

     * or greater            Subject to the provisions of Sections 3.3 above,
                             and in addition to any other remedies contained herein, the Purchaser may cancel such portion without further expense to itself and make the Components itself or have them made by someone other than VENDOR.

The remedies provided in this Section shall not be affected by any prior inspection of the Components.

    2.9 COMPONENT QUALITY CONTROL. For each purchase order placed hereunder, VENDORshall deliver to the ordering Purchaser thereof an inspection certificate for the Components manufactured and delivered thereunder; such inspection certificate shall be signed by VENDOR or such other person or entity as the Purchaser shall designate, and shall certify that the Components made and delivered under such purchase order have been inspected in accordance with the provisions of this Section; provided, however, that such inspection certificate shall not constitute a waiver by the Purchaser of any its rights hereunder nor otherwise bind the Purchaser should it subsequently determine that the Components do not conform to the specifications or the quality standards defined by the Confirmation Samples.

    2.10 DEFECTIVE COMPONENTS. VENDOR shall notify the affected Purchaser of any recurring defects in Components then in work for such Purchaser by telex or facsimile within a reasonable time of their discovery by VENDOR, as well as the likelihood and extent of any delay in the shipment of the Components that will be occasioned thereby; VENDOR shall not knowingly ship any defective Components.

    2.11 DEFECT REPORTS. VENDOR shall provide to L. A. Gear, on at least a quarterly basis, a written report (in a form approved by L.A. Gear) describing and quantifying the defective Components produced during the preceding quarter.

    2.12 Q. C. DISPUTES. L. A. Gear shall serve as arbitrator for, and shall exercise all reasonable efforts to arbitrate promptly and fairly any dispute or controversy arising between VENDOR and any Designee, concerning defective Components.

    2.13 DEFECTS AT PURCHASER. Any Component discovered by any Purchaser to be defective prior to its incorporation into Footwear shall be reported to VENDOR promptly upon its discovery, and shall be returned by such Purchaser promptly to VENDOR at VENDOR's expense; in lieu of any other remedy available to the Purchaser, VENDOR shall, at the Purchaser's election, and within 15 days after receipt of the defective Component and such report, either:

    (a) At VENDOR's sole expense, replace the defective Component with one of an identical type by D.H.L. "International Rush Service," or equivalent; or,

* Material omitted and filed separately with the SEC pursuant to a request for confidential treatment.

    (b) Set off the cost of the defective Component against any Component that is scheduled to be shipped to the affected Purchaser within that period; or,

    (c) Refund the full amount of the purchase price of the defective Component to the Purchaser.

    2.14 CONSUMER RETURNS. In the event that any Lighted Footwear is returned to L. A. Gear by any wholesale or retail purchaser thereof because of a defective Component contained therein (exclusive of any defect caused by customer abuse) and such Lighted Footwear is returned within a 4-month period after its purchase, or within a 1-year period after the delivery by VENDOR of such Component, whichever period is shorter, VENDOR shall refund to L. A. Gear the price paid for the Components contained therein, plus Five Dollars (US$5.00) for shipping and handling, in lieu of any other remedy available to L. A. Gear.

    2.15 MANUFACTURING, INVENTORY AND Q. C. RECORDS. VENDOR shall at all times during the continuance of this Agreement and for one year thereafter keep at its usual place of business proper and accurate records of the orders placed and payments received for the Components made hereunder, and the data pertaining to their manufacture, inventory, delivery, and quality control, and shall administer all L.A. Gear document requirements pertaining thereto as reasonably requested by L.A. Gear or its designated personnel; L.A. Gear and/or its authorized representatives shall have reasonable access to such records, and shall be allowed to make copies from such records; all such copies, records and data shall be held and kept strictly confidential by L. A. Gear, and disclosed only to persons within its organization who have a need to know, and L. A. Gear shall cause such persons to observe the confidentiality thereof.

                         SECTION 3.0:   TERM AND TERMINATION

    3.1 TERM OF AGREEMENT. This Agreement shall remain in force until terminated by one of the Parties in accordance with the termination provisions herein.

    3.2 TERMINATION. Either party may terminate this Agreement for material breach of it by the other party on thirty (30) days written notice to the breaching party, PROVIDED that the breach is not cured during such thirty (30) day period; otherwise, either Party may terminate this Agreement upon ninety
(90) days written notice of such termination.

    3.3  RIGHTS AND OBLIGATIONS UPON TERMINATION.     Upon termination of this
Agreement, VENDOR shall have the obligation to complete and deliver to all Purchasers all Components then on order by such Purchasers, and such Purchasers shall have the obligation to pay for such Components in accordance with this the relevant purchase orders and this Agreement.

                      SECTION 4.0: WARRANTIES, INDEMNIFICATIONS

    4.1 VENDOR REPRESENTATIONS AND WARRANTIES . VENDOR represents, warrants and covenants to L. A. Gear as follows:

    (a) All Components supplied by Vendor will function in the manner intended for a period of four (4) months from the date that they are incorporated into footwear; this warranty is inclusive of battery function where the Components include permanently incorporated batteries, and is exclusive of battery function where the Components incorporate replaceable batteries.

    (b) All Components designed and developed by the VENDOR, or with respect to which VENDOR participated materially in the design and development, shall be free of any design defect and will not infringe the intellectual property rights of any third party.

    (c) The manufacture, purchase, use and sale of the Components or lighted footwear incorporating them will not cause any injury or damage to any person, property or the environment.

    (d) VENDOR has the full and unrestricted right, corporate power and authority to enter into and perform the terms, covenants and conditions of this Agreement and to be bound thereby during the entire Term of this Agreement; this Agreement constitutes the legal, valid and binding obligation of VENDOR, enforceable against it in accordance with its terms.

    (e) No representations or warranties of VENDOR contained in this Agreement, and no other information provided to L. A. Gear by VENDOR contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

    (f) No consent, approval or authorization of, or filing or registration with, any third party or governmental body is required in connection with the execution, delivery and performance of this Agreement by VENDOR.

    (g) The Components delivered by VENDOR under this Agreement will conform in all material respects to the Confirmation Samples established therefor, shall be merchantable in the ordinary course of business, and shall be fit for their intended purpose.

    (h) VENDOR shall indemnify without limitation and hold harmless L. A. Gear from and against any and all damages, liabilities, claims (including, without limitation, third party claims), costs and expenses, including reasonable attorneys' fees and other legal costs, which may be incurred by
    L. A. Gear arising out of or resulting from the breach by VENDOR of any of its obligations, covenants, representations and warranties set forth in this Agreement.

    4.2 L. A. GEAR REPRESENTATIONS AND WARRANTIES. L. A. Gear, on behalf of itself and its affiliates, represents, warrants and covenants to VENDOR as follows:

    (a) L. A. Gear has the full and unrestricted right, corporate power and authority to enter into and perform the terms, covenants and conditions of this Agreement and to be bound thereby during the entire Term of this Agreement and any extension thereof; this Agreement constitutes the legal, valid and binding obligation of L. A. Gear, enforceable against it in accordance with its terms.

    (b) No representations or warranties of L. A. Gear contained in this Agreement, and no other information provided to VENDOR by L. A. Gear contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

    (c) No consent, approval or authorization of, or filing or registration with, any third party or governmental body is required in connection with the execution, delivery and performance of this Agreement by L. A. Gear.

    (d) L. A. Gear shall indemnify without limitation and hold harmless VENDOR from and against any and all damages, liabilities, claims (including, without limitation, third party claims), costs and expenses, including reasonable attorneys' fees and other legal costs, which may be incurred by VENDOR arising out of or resulting from the breach by L. A. Gear of any of its obligations, covenants, representations and warranties set forth in this Agreement.


                       SECTION 5.0:   MISCELLANEOUS PROVISIONS

    5.1 NOTICE . Notices required or permitted hereunder shall be in writing and shall be deemed given upon receipt by the Party to be notified (a) by personal delivery, facsimile or telex transmissions, with confirmed receipt, or
(b) by registered or certified mail, return receipt requested, addressed to the respective Party at the address set forth below:

    If to L. A. Gear:        L.A. Gear, Inc.
                             2850 Ocean Park Blvd.
                             Los Angeles, California 90405
                             Attention: Bob Peterson, V.P., Product

                             Facsimile No. (310) 581-7736

    If to VENDOR:            __________________________________
                             __________________________________
                             __________________________________
                             Attention: _______________________

                             Facsimile No._____________________

Either party hereto may change its address or facsimile number as set forth in this Section at any time by notice in writing to the other, provided that such new address shall become effective only upon actual receipt by the other party.

    5.2 MUTUAL CONFIDENTIALITY. Neither party shall disclose to others a trade secret or any confidential information that demonstrably belongs to the other party, but which was disclosed pursuant to this Agreement; for purposes of this Agreement, the terms "confidential information" or "trade secrets" shall include all information of any nature and in any form which is owned by VENDOR,
L. A. Gear, or any of their subsidiaries, agents, or Designees, and which is not publicly available or generally known to persons engaged in businesses similar to that of VENDOR and/or L. A. Gear, including, but not limited to: research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, equipment, processes, methods, know-how and other facts relating to the business of VENDOR and/or L. A. Gear; practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, customers, customer lists or customers' purchases of goods or services from VENDOR and/or L. A. Gear; and, all other secrets and information of a confidential and proprietary nature; PROVIDED, however, that neither party shall be under any obligation not to disclose any information that: (i) was already known to the other at the time of its receipt; (ii) is publicly known or becomes so through no fault of the other; or, (iii) is required to be disclosed by law; L. A. Gear shall bind its agents and Designees and any second sources with which it contracts to make the Components and/or lighted footwear to the obligations assumed in this Section to the same extent that it is bound hereby; this obligation of the Agreement shall survive the termination of this Agreement, and upon such termination, each party shall return to the other all confidential materials belonging to the other that were delivered during the course of the Agreement.

    5.3 PATENT RIGHTS. If the VENDOR owns or holds any patents or patent rights in any Component supplied by it under this Agreement, or in any product incorporating the same, then in consideration of GEAR's purchase of such Components from the VENDOR hereunder, GEAR and its authorized agents and Designees shall be deemed to have a royalty-free license of all of such patents and patent rights.

    5.4  INVENTIONS.

    (a) VENDOR shall inform GEAR promptly and fully of all Inventions made or developed by it in the course of or in connection with VENDOR's performance of services under this Agreement and/or on GEAR's behalf. Upon request by GEAR, such information shall be in the form of a written report, setting forth in detail the structures, procedures, processes, compositions and methodology employed therein, as well as the results achieved thereby.

    (b) VENDOR hereby assigns and agrees to assign to GEAR all of VENDOR's rights in and to such Inventions and in and to any applications for United States or foreign letters patent and copyrights and to any resulting letters patent and copyright registrations therefor. VENDOR warrants to GEAR that it shall secure such agreements with its employees and/or permitted Sub-contractors as are necessary to carry out the provisions of this Section. VENDOR shall execute all documents when reasonably called upon by GEAR to do so in order to perfect L.A. Gear's title and interest to all Inventions.

    5.4 WAIVER. Failure of either party at any time to require performance by the other party of any provision in this Agreement shall in no way affect the right of such party to require performance of that provision; any waiver of either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

    5.5 GOVERNING LAW; EXCLUSIVE FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America (regardless of any jurisdiction's choice of law principles). However, if any law in any other jurisdiction require terms other than or in addition to those contained herein, then this Agreement shall be deemed modified so as to comply with such laws, but only to the extent necessary to prevent the invalidity of this Agreement or any material provision hereof, the imposition of fines or penalties, or the creation of civil or criminal liability as a result thereof. The exclusive forum for the resolution of any dispute related to this Agreement, or between the parties to this Agreement, whether sounding in tort, contract or equity, or based upon federal or state statute or regulation, shall be Los Angeles County, California. The parties each waives any objection to (1) jurisdiction; (2) venue; and (3) service of process of any federal or state court in Los Angeles County, California, and agree that service of process upon it, in any such suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in section
5.1 above.

    5.6 ATTORNEYS FEES. If any legal action or other proceedings are brought for the enforcement of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which that party may be entitled.

    5.7 JOINT VENTURE. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between VENDOR and
L. A. Gear; neither party shall have any right to obligate or bind the other party in any manner whatsoever, other than pursuant to the terms contained herein, nor shall VENDOR or L. A. Gear have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, or in the name of, or on behalf of, the other, except pursuant to the terms contained herein, and nothing contained herein shall give, or is intended to give, any rights of any kind to any third persons.

    5.8 SEVERABILITY. In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained; if such covenant, condition, or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

    5.9 ASSIGNABILITY. This Agreement and the rights and obligations granted and assumed herein are not assignable or transferable by either party, except as part of the sale of all or substantially all of such party's assets, or as may be required by law; SUBJECT, however to the other party's consent, which shall not be unreasonably withheld.

    5.10 BINDING AGREEMENT. This Agreement shall be binding upon the parties hereto as well as upon any successors and assignees of the parties hereto.

    5.11 COUNTERPARTS. This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart to the other party hereto, each counterpart shall be deemed an original and taken together shall constitute one and the same agreement, which shall be binding and effective as to all of the parties hereto.

    5.12 CAPTIONS AND INTERPRETATIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof; no provision of this Agreement is to be interpreted for or against any party because that party or its legal representative drafted such provision.

    5.13 FURTHER ASSURANCES. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

    5.14 ENTIRE AGREEMENT AND SUBSEQUENT MODIFICATION. This Agreement constitutes the entire agreement of the parties and supersedes and merges all prior or contemporaneous agreements, discussions or representations, oral or written, with respect to the subject matter hereof, and each of the parties hereto states that he or it has read the same, and understands the legal obligations created hereto; no modification or amendment of this Agreement shall be valid unless made in writing and signed by or on behalf of each party hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives and duly authorized officers as indicated below:


                                       VENDOR__________________________

Dated: ____________, 1997              By: ____________________________

                                       Title:__________________________



                                       L.A. Gear, Inc.

Dated: ____________, 1997              By: ____________________________

                                       Title:__________________________

                                     EXHIBIT 'M'
                                                                    [Solefound]

                                 SUBLICENSE AGREEMENT

    This Sublicense Agreement made and entered into this __ day of ____, 1997 by and between BBC International, Ltd., a New York corporation having a place of business at 19 West 34th Street, New York, New York 10001 ("BBC") and L.A. Gear, Inc., a California corporation having a place of business at 2850 Ocean Park Blvd., Santa Monica, California 90405 ("L.A. Gear").

    WHEREAS, BBC and Solefound Inc. ("Solefound"), the assignee of U.S. Patent No. 5,430,621 (the "'621 Patent" ), have entered into a license agreement dated July 19, 1995 which grants BBC exclusive rights in the '621 Patent including the right to grant sublicenses thereunder (the "License Agreement").

    AND WHEREAS, BBC desires to grant to L.A. Gear and L.A. Gear desires to acquire from BBC a sublicense under the '621 Patent in connection with L.A. Gear's sale of its "Lazerlites" product.

    NOW, THEREFORE, in consideration of the mutual promises and obligations hereinafter set forth and for other valuable and sufficient consideration extended by each party hereto the other, it is mutually agreed as follows:

    1. SUBLICENSE GRANT. BBC hereby grants to L.A. Gear an exclusive royalty-free sublicense under the '621 Patent, together with any improvements thereon that may issue during the term of the License Agreement, coextensive with the rights BBC received under the License Agreement.

    2. ROYALTY PAYMENTS UNDER LICENSE AGREEMENT. L.A. Gear or its agent shall make all required royalty payments under the License Agreement and royalty reports as required by sections 5(e) and 9 of the License Agreement with regard to the sale of L.A. Gear footwear utilizing the '621 Patent. To the extent that BBC has prepaid minimum royalties under the License Agreement, L.A. Gear will pay the applicable royalty to BBC until the pre-payment has been exhausted. BBC and L.A. Gear agree that Solefound has the right to inspect and audit the records relating to L.A. Gear's sale of the licensed products as required by section 5(f) of the License Agreement.

    3. REPRESENTATIONS, WARRANTIES AND COVENANTS BY BBC. BBC represents, warrants and agrees as follows:

      (a) the License Agreement is in full force and effect and BBC is not aware of any outstanding claims of breach of any of the terms or conditions thereunder;

      (b) BBC has made all required payments to Solefound under section 5 of the License Agreement;

      (c) BBC has the full and unrestricted right, power and authority to grant this sublicense under the '621 Patent;

      (d) BBC has not granted and will not grant any rights to any third parties under the '621 Patent;

      (e) BBC has complied with the provisions of 8(b) of the License Agreement and, upon execution of this Agreement, BBC shall provide Solefound with (i) written notice that it has granted a sublicense under the '621 Patent to L.A. Gear; (ii) written notice of L.A. Gear's address; and (iii) a fully executed copy of this Agreement;

      (f) BBC shall submit or has submitted samples of L.A. Gear's Lazerlites product to Solefound as required by section 9(i) of the License Agreement;

      (g) BBC shall take all necessary measures to maintain the License Agreement, and the sublicense granted to L.A. Gear under this Agreement, in full force and effect;

      (h) BBC shall take all necessary measures to renew the License Agreement for subsequent terms; and

      (i) BBC shall promptly notify L.A. Gear of any claims of breach or notices of termination by either party under the License Agreement.

    4. NO RIGHT TO SUBLICENSE. LAG shall have no right to sublicense any of the rights which are sublicensed by BBC to LAG.

    5. RIGHT TO CONTRACT. LAG may contract with third parties for performance under the Sublicense Agreement, but LAG will remain fully responsible for the performance of all applicable provisions of the Sublicense.

    6. TERMINATION. In the event LAG fails to fulfill any of the terms and conditions of the sublicense, BBC shall have the right on written notice to LAG to terminate the Agreement with such notice being effective thirty (30) days after receipt by LAG and only if the violation has not been fully remedied during such thirty (30) day period by LAG.

    7. INSOLVENCY. In the event either LAG or BBC (a) becomes insolvent or makes any assignment for the benefit of creditors or (b) institutes for its protection or is made defendant in any proceeding under any bankruptcy, insolvency, reorganization or receivership law and (i) BBC or LAG is adjudicated a bankrupt or insolvent or a receiver shall be appointed for it or for all or substantially all of its property and it shall not be discharged within sixty
(60) days, or (ii) BBC or LAG shall indicate its consent to, or acquiescence in, such proceedings, then during the continuance of any such event, BBC or LAG may elect to terminate this Agreement by written notice to BBC or LAG without prejudice to any right or remedy either BBC or LAG may have, including, but not limited to, damages for breach to the extent that the same may be recoverable.

    8.   INDEMNIFICATION.

         (a) LAG does hereby indemnify and agrees to save and hold harmless from and against any and all liabilities, claims, causes or actions, suits, damages and expenses (including reasonable attorneys' fees and expenses), which BBC becomes liable for, or may incur or be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by LAG or any of its agents or employees in connection with LAG's performance of this Agreement, except for (a) any liability which shall arise by reason of BBC's acts of omission or commission; (b) any liability which shall arise by reason of LAG's complying with the terms of this Agreement; and (c) any liability which shall arise based upon a third party claim of infringement arising out of BBC's complying with the terms of this Agreement.

         (b) BBC does hereby indemnify and agrees to save and hold harmless from and against any and all liabilities, claims, causes or actions, suits, damages and expenses (including reasonable attorneys' fees and expenses), which LAG becomes liable for, or may incur or be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by BBC or any of its agents or employees in connection with BBC's performance of this Agreement or the License Agreement, except for (a) any liability which shall arise by reason of LAG's acts of omission or commission; (b) any liability which shall arise by reason of BBC's complying with the terms of this Agreement; and (c) any liability which shall arise based upon a third party claim of infringement arising out of LAG's complying with the terms of this Agreement.

    9. ASSIGNMENT. This Sublicense is not assignable by LAG without the prior written consent of BBC.

    10. NO JOINT VENTURE. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between BBC and L.A. Gear. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third party.

    11. NOTICE. Notices required or permitted under this Agreement shall be in writing and shall be given (a) by personal delivery or fax, with confirmed receipt, or (b) by registered or certified mail, return receipt requested, addressed to the respective party at the address set forth below:

    To BBC:                  BBC International, Ltd.
                             19 West 34th Street
                             New York, New York 10001

                             Attn:  Mr. Robert Campbell

                             Facsimile No. (212) 239-1923




    To L.A. Gear:            L.A. Gear, Inc.
                             2850 Ocean Park Blvd.
                             Santa Monica, California 90405

                             Attn:  Mr. Bruce MacGregor, President

                             Facsimile No. (310) 581-7715

    12. CONSENT: BBC shall provide prompt notice to Solefound of the grant of this Sublicense, with a copy to L.A. Gear, and will take all necessary steps to have Solefound acknowledge consent to this sublicense in a manner acceptable to L.A. Gear and BBC.

    13. GOVERNING LAW. This Agreement shall be governed by the laws of the state of California.

IN WITNESS WHEREOF, the parties have entered into this Agreement, by their duly authorized officers, the date and year first above written.

BBC International, Ltd.

By:_________________________

L.A. Gear, Inc.

By:_________________________

                                     EXHIBIT 'N'

                                                                    [SOLEFOUND]

                           CONSENT TO SUBLICENSE AGREEMENT

    This Agreement made and entered into this __ day of ____, 1997 by and between Solefound, Inc., a Missouri corporation having a place of business at 8220 Delmar Blvd., Suite 220, St. Louis, Missouri 63124 ("Solefound") and L.A. Gear, Inc., a California corporation having a place of business at 2850 Ocean Park Blvd., Santa Monica, California 90405 ("L.A. Gear").

    WHEREAS, Solefound is the assignee of U.S. Patent No. 5,430,621 (the "'621 Patent" ).

    WHEREAS, Solefound and BBC International, Ltd. ("BBC") have entered into a license agreement dated July 19, 1995 which grants BBC exclusive rights in the '621 Patent, including the right to grant sublicenses thereunder (the "License Agreement").

    WHEREAS, BBC has granted to L.A. Gear a sublicense under the '621 Patent (the "Sublicense Agreement") in connection with L.A. Gear's sale of its "Lazerlites" product or any footwear product covered by the Patents (the "Licensed Product").

    AND WHEREAS, Solefound and L.A. Gear desire to memorialize Solefound's consent to the Sublicense Agreement and their agreement on a number of other provisions relating to the License Agreement and the Sublicense Agreement.

    NOW, THEREFORE, in consideration of the mutual promises and obligations hereinafter set forth and for other valuable and sufficient consideration extended by each party hereto the other, it is mutually agreed as follows:

    1. CONSENT TO SUBLICENSE. Solefound hereby provides its consent to the Sublicense Agreement, a copy of which has been received by it and is attached hereto as Exhibit A, and acknowledges that, as of the date of execution of this Agreement, the

License Agreement is in full force and effect and Solefound is not aware of any outstanding claims of breach of any of the terms or conditions thereunder.

    2. ROYALTY PAYMENTS UNDER LICENSE AGREEMENT. It is understood that (a) on L.A. Gear's behalf, all required royalty payments under the License Agreement and royalty reports as required by sections 5(e) and 9 of the License Agreement will be made by L.A. Gear or its agent for L.A. Gear footwear utilizing the '621 Patent and (b) Solefound has the right to inspect and audit the records relating to the Licensed Product as required by section 5(f) of the License Agreement. Solefound further agrees to provide L.A. Gear with confirmation of royalty payments and copies of royalty reports made on L.A. Gear's behalf a reasonable time after they are received by Solefound.

    3. BBC'S BREACH UNDER THE LICENSE AGREEMENT. Solefound agrees that it will provide L.A. Gear with notice of any breach by BBC under the License Agreement. Should BBC fail to remedy any such breach pursuant to provisions of the License Agreement to maintain the License Agreement in full force and effect, Solefound will provide L.A. Gear with a thirty (30) day period to remedy the breach.

    4. TERMINATION OF THE LICENSE AGREEMENT. In the event of termination of the License Agreement, either as a result of a breach by BBC or as a result of BBC's failure to renew the License Agreement, the undersigned parties agree that, as long as L.A. Gear is continuing to sell the Licensed Product at that time, they will negotiate in good faith a license agreement granting L.A. Gear rights to the '621 Patent under terms and conditions similar to those set forth in the License Agreement. Until such an agreement is finally executed and in effect, Solefound hereby grants L.A. Gear an interim license to the '621 Patent on the same terms and conditions as are set forth in the License Agreement.

    5. JOINT VENTURE. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Solefound and L.A. Gear. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third party.

    6. NOTICE. Notices required or permitted under this Agreement shall be in writing and shall be given (a) by personal delivery or fax, with confirmed receipt, or (b) by registered or certified mail, return receipt requested, addressed to the respective party at the address set forth below:

    To L.A. Gear:            L.A. Gear, Inc.
                             2850 Ocean Park Blvd.
                             Santa Monica, California 90405
                             Attn:  [Mr. Bruce MacGregor, President]

                             Facsimile No. (310) 581-7715

    To Solefound:            Solefound, Inc.
                             8220 Delmar Blvd., Suite 220
                             St. Louis, Missouri 63124
                             Attn:  [______________]

                             Facsimile No. [______________]

    7. GOVERNING LAW. This Agreement shall be governed by the laws of the state of Missouri.

    IN WITNESS WHEREOF, the parties have entered into this Agreement, by their duly authorized officers, the date and year first above written.


Solefound, Inc.

By:_________________________


L.A. Gear, Inc.

By:_________________________